EXHIBIT 99.2

National Property REIT Corp.
Combined Consolidated Financial Statements
For the years ended December 31, 2022 and 2021
(With Independent Auditor's Report Thereon)

National Property REIT Corp.
Combined Consolidated Financial Statements
Table of Contents

Independent Auditor's Report
To the Board of Directors
National Property REIT Corp.

Opinion

We have audited the combined consolidated financial statements of National Property REIT Corp., which comprise the combined consolidated balance sheets as of December 31, 2022 and 2021, and the related combined consolidated statements of operations, changes in (deficit) equity and cash flows for the years then ended, and the related notes to the combined consolidated financial statements.

In our opinion, the accompanying combined consolidated financial statements present fairly, in all material respects, the financial position of National Property REIT Corp. as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of National Property REIT Corp. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about National Property REIT Corp.'s ability to continue as a going concern for one year after the date that the combined consolidated financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the combined consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined consolidated financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of National Property REIT Corp.'s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined consolidated financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about National Property REIT Corp's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Cohn Reznick, LLP

New York, New York
August 10, 2023

National Property REIT Corp.
Combined Consolidated Balance Sheets

	December 31,
	2022	2021
ASSETS
Real estate assets
Land	$252,884,617	$228,759,487
Building and improvements	2,314,165,808	1,979,291,168
Furniture, fixtures, and equipment	154,762,761	125,461,545
Total real estate assets held for investment	2,721,813,186	2,333,512,200
Less: accumulated depreciation	(380,314,083)	(284,947,428)
Net real estate assets held for investment	2,341,499,103	2,048,564,772
Real estate assets held for sale, net	—	12,790,589
Total real estate assets, net	2,341,499,103	2,061,355,361
Cash and cash equivalents	35,212,438	45,488,636
Restricted cash	37,869,284	39,317,283
Accounts receivable, net	22,573,685	15,533,773
Interest receivable	8,075	18,949
Due from LendingClub Corporation	20,756	26,415
Due from affiliates	1,053,834	169,881
Preferred equity investments	13,073,865	—
Prepaid expenses and other assets	11,467,721	10,263,647
Collateralized loan obligations at fair value	424,746,173	237,125,053
Unsecured consumer loans at fair value	520,946	3,221,119
Residual interests in securitizations at fair value	8,540,118	1,348,844
Corporate bonds at fair value	11,616,950	8,032,000
Interest rate caps at fair value	25,724,128	3,311,090
Deferred leasing costs, net	111,596	72,928
Lease intangibles, net	15,790,350	19,761,306
Right-of-use assets	24,886,491	32,527,309
TOTAL ASSETS	$2,974,715,513	$2,477,573,594
LIABILITIES AND DEFICIT
Liabilities
Mortgages payable, net of unamortized discount and debt issuance costs	$2,182,132,581	$1,890,194,593
Mortgages payable related to real estate assets held for sale, net of unamortized discount and debt issuance costs	—	18,071,860
Reverse repurchase facilities, at fair value, net of unamortized debt issuance costs	196,118,000	110,050,000
Senior secured term loans, net of debt issuance costs	874,897,855	577,562,769
Accounts payable and accrued expenses	42,763,943	31,064,827
Security deposits	6,594,854	5,380,629
Due to affiliates	11,175,146	8,944,976
Prepaid rent and other liabilities	8,332,467	7,335,342
Lease liabilities	27,500,110	27,064,199
Total liabilities	3,349,514,956	2,675,669,195
Commitments and contingencies (Note 20)
Deficit
Preferred stock, $0.001 par value, Series A Cumulative Non-Voting, 12.5%; $125,000 liquidation preference, 125 shares authorized, issued and outstanding	109,950	109,950
Common stock, $0.001 par value; 100,000,000 common shares authorized, 3,350,519 and 3,275,011 issued and outstanding, respectively	3,351	3,275
Additional paid-in-capital	15,219,904	3,199,980
Accumulated deficit	(392,654,099)	(210,120,766)
Non-controlling interest	2,521,451	8,711,960
Total deficit	(374,799,443)	(198,095,601)
TOTAL LIABILITIES AND DEFICIT	$2,974,715,513	$2,477,573,594
See Notes to Combined Consolidated Financial Statements.

National Property REIT Corp.
Combined Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021
Income
Rental income	$280,675,103	$258,601,791
Interest income	39,717,233	20,323,440
Other income	49,581,397	39,943,881
Total income	369,973,733	318,869,112
Costs and expenses
Property operating expenses	153,617,314	131,839,479
Management fees	13,710,008	12,480,080
Depreciation and amortization	120,495,413	116,017,305
General and administrative expenses	28,743,890	23,297,791
Total costs and expenses	316,566,625	283,634,655
Other income (expense)
Interest expense	(259,241,778)	(205,125,612)
Fair value adjustments	3,935,656	8,171,152
Gain on sale of real estate assets	20,956,684	360,338,800
Gain on involuntary conversions	1,531,629	655,239
Gain on litigation settlements	—	15,151,362
Total other income (expense), net	(232,817,809)	179,190,941
Income (Loss) before income tax	(179,410,701)	214,425,398
Income tax expense	(11,380)	(7,219)
Net income (loss)	(179,422,081)	214,418,179
Income attributable to non-controlling interest	(3,095,627)	(65,378,285)
Dividends attributable to preferred shares	(15,625)	(15,625)
Net income (loss) attributable to common shares	$(182,533,333)	$149,024,269

See Notes to Combined Consolidated Financial Statements.

National Property REIT Corp.
Combined Consolidated Statements of Changes in (Deficit) Equity

	Preferred Shares	Common Shares	Additional Paid-in-Capital	Accumulated Deficit	Total Stockholders' (Deficit)	Non-Controlling Interest	Total (Deficit)
Balance at December 31, 2020	$109,950	$3,255	$—	$(359,145,035)	$(359,031,830)	$2,625,607	$(356,406,223)

Issuance of common shares	—	20	3,199,980	—	3,200,000	—	3,200,000
Contribution from non-controlling interest	—	—	—	—	—	25,447,674	25,447,674
Dividends on preferred shares	—	—	—	(15,625)	(15,625)	—	(15,625)
Distributions to non-controlling interest	—	—	—	—	—	(84,739,606)	(84,739,606)
Net income	—	—	—	149,039,894	149,039,894	65,378,285	214,418,179

Balance at December 31, 2021	109,950	3,275	3,199,980	(210,120,766)	(206,807,561)	8,711,960	(198,095,601)

Issuance of common shares	—	76	16,019,924	—	16,020,000	—	16,020,000
Contribution from non-controlling interest	—	—	—	—	—	9,567,328	9,567,328
Dividends on common shares	—	—	(4,000,000)	—	(4,000,000)	—	(4,000,000)
Dividends on preferred shares	—	—	—	(15,625)	(15,625)	—	(15,625)
Distributions to non-controlling interest	—	—	—	—	—	(18,853,464)	(18,853,464)
Net (loss) income	—	—	—	(182,517,708)	(182,517,708)	3,095,627	(179,422,081)

Balance at December 31, 2022	$109,950	$3,351	$15,219,904	$(392,654,099)	$(377,320,894)	$2,521,451	$(374,799,443)

See Notes to Combined Consolidated Financial Statements.

National Property REIT Corp.
Combined Consolidated Statements of Cash Flows

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(179,422,081)	$214,418,179
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	96,897,855	91,089,441
Amortization of in-place leases	23,160,600	24,695,720
Amortization of leasing commissions	153,421	148,683
Amortization of other deferred leasing cost	1,246	6,519
Amortization of above market leases	282,291	167,540
Amortization of right-of-use assets	8,045,707	58,085
Amortization of debt issuance costs and debt discounts and premiums	7,440,085	6,440,459
Amortization of discount on collateralized loan obligations	(2,374,186)	(1,327,196)
Gain on sale of real estate assets	(20,956,684)	(360,338,800)
Gain on involuntary conversions	(1,531,629)	(655,239)
Loss on early extinguishment of debt	503,896	16,969,517
Fair value adjustments of collateralized loan obligations	1,322,497	(5,856,470)
Fair value adjustments of unsecured consumer loans	(807,032)	(1,287,136)
Fair value adjustments of residual interests in securitizations	2,995,389	(188,325)
Fair value adjustments of corporate bonds	6,621,180	—
Fair value adjustments of interest rate caps	(14,067,690)	—
Income from accretion on residual interests in securitizations	(1,109,048)	(1,075,545)
Income from accretion on preferred equity investments	(42,486)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,039,912)	(2,749,428)
Interest receivable	10,874	59,260
Due to affiliates, net	1,346,217	(1,158,147)
Prepaid expenses and other assets	(1,204,074)	1,606,803
Accounts payable and accrued expenses	9,263,946	2,745,951
Security deposits and other liabilities	2,211,350	214,429
Deferred leasing costs	(193,335)	(124,390)
Right-of-use assets	—	(639,885)
Lease liabilities	435,911	593,131
Net cash used in operating activities	(68,055,692)	(16,186,844)
Cash Flows from Investing Activities:
Acquisition of real estate assets	(333,890,228)	(491,780,510)
Additions to real estate assets	(55,039,076)	(49,465,033)
Additions to lease intangibles	(19,876,824)	(34,394,310)
Proceeds from disposition of real estate assets	33,693,591	617,744,613
Proceeds from involuntary conversion	3,117,599	4,019,752
Purchases of collateralized loan obligations	(186,569,431)	(44,332,546)
Principal payments received on collateralized loan obligations	—	7,391,139
Decrease in amortized cost of collateralized loan obligations	—	165,448
Principal payments received on unsecured consumer loans	3,043,954	10,392,221
Proceeds from recoveries and sales of charged-off loans	463,251	1,324,039
Purchase of preferred equity investments	(13,031,379)	—
Purchase of corporate bonds	(10,206,130)	(8,032,000)
Purchases of equity securitizations	(20,668,884)	—
Principal payments received on securitized residual interests	11,591,269	6,464,576
Decrease in due from LendingClub Corporation	5,659	153,177
Decrease in due from Prosper Funding LLC	—	37,587
Net cash provided by (used in) investing activities	(587,366,629)	19,688,153

National Property REIT Corp.
Combined Consolidated Statements of Cash Flows

	Years Ended December 31,
	2022	2021
Cash Flows from Financing Activities:
Proceeds from mortgages payable	296,524,430	491,035,505
Repayments of mortgages payable	(22,401,909)	(331,049,878)
Proceeds from reverse repurchase facilities	87,315,000	48,969,000
Repayments of reverse repurchase facilities	(1,247,000)	(18,919,000)
Proceeds from senior secured term loan	387,580,238	207,028,800
Repayments of senior secured term loan	(94,351,510)	(315,481,965)
Purchases of interest rate caps	(8,345,348)	—
Payment of debt issuance costs	(3,909,916)	(8,236,102)
Payment of debt extinguishment costs	(184,100)	(14,364,152)
Proceeds from issuance of common stock	16,020,000	3,200,000
Dividends on common shares	(4,000,000)	—
Dividends on preferred shares	(15,625)	(15,625)
Contributions from non-controlling interest	9,567,328	25,447,674
Distributions to non-controlling interests	(18,853,464)	(84,739,606)
Net cash provided by financing activities	643,698,124	2,874,651
Net increase (decrease) in cash, cash equivalents, and restricted cash	(11,724,197)	6,375,960
Cash, cash equivalents, and restricted cash, beginning of year	84,805,919	78,429,959
Cash, cash equivalents, and restricted cash, end of year	$73,081,722	$84,805,919

Supplemental Disclosures
Cash paid during the year for:
Interest expense	$249,486,382	$198,762,427
Income taxes	$11,380	$7,219
Non-cash investing and financing activities:
Right-of-use assets acquired from assumption of ground lease	$—	$25,275,984
Mortgage loan assumed by purchaser upon sale of real estate assets	$—	$95,317,256
Accrued additions to real estate assets	$3,857,202	$1,422,032

        See Notes to Combined Consolidated Financial Statements.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
1.Organization
References herein to the "Company," "we," "us," or "our" refer to National Property REIT Corp. ("NPRC"), formerly known as National Property Holdings Corp., unless the context specifically requires otherwise.
The Company is a Maryland corporation and is a real estate investment trust ("REIT") for U.S. federal income tax purposes. The Company was formed to hold for investment, operate, finance, lease, manage, and sell a portfolio of real estate assets and engage in any and all other activities as may be necessary, incidental or convenient to carry out the foregoing. The Company intends to acquire real estate assets, including, but not limited to, industrial, commercial, student housing, self-storage, and multi-family properties. The Company commenced operations on December 31, 2013.
NPH Property Holdings, LLC ("NPH"), a Delaware limited liability company, owns all of the outstanding common stock of the Company. NPH is a wholly-owned subsidiary of Prospect Capital Corporation ("PSEC"). On December 31, 2013, PSEC contributed to the Company, through NPH, ownership interests in entities that own real estate properties. In exchange for the contribution of assets, NPH received shares of the Company’s common stock. These entities were NPH McDowell, LLC ("Oxford"), APH Carroll 41, LLC ("Bexley"), and 146 Forest Parkway, LLC ("146 FP"). On October 23, 2014, United Property REIT Corp. ("UPRC"), an affiliated entity indirectly owned by PSEC, contributed to the Company ownership interest in Michigan Storage, LLC ("Michigan"), an entity that owned a portfolio of self-storage real estate properties. UPH Property Holdings, LLC ("UPH"), a Delaware limited liability company, owned all of the outstanding common stock of UPRC. UPH was a wholly-owned subsidiary of PSEC. On November 26, 2014, American Property REIT Corp. ("APRC"), an affiliated entity indirectly owned by PSEC, contributed to the Company, ownership interest in APH Carroll Resort, LLC (the "Resort"), an entity that owned a multi-family real estate property. On May 1, 2015, APRC contributed to the Company ownership interest in 5100 Live Oaks Blvd, LLC ("Amberly"), an entity that owned a multi-family real estate property. APH Property Holdings, LLC ("APH"), a Delaware limited liability company, owned all of the outstanding common stock of APRC. APH was a wholly-owned subsidiary of PSEC. These entity contribution transactions are collectively referred to as the "Common Control Transfer."
On May 23, 2016, APRC and UPRC (collectively referred to as the "Affiliated REITs") were merged ("Merger") with and into the Company, with the Company continuing as the surviving corporation. The Affiliated REITs were formed to hold for investment, operate, finance, lease, manage, and sell a portfolio of real estate assets. At the date of Merger, the Affiliated REITs held an investment portfolio of real estate assets owned directly or through joint ventures by making a majority equity investment in property-owning entities. The real estate investments acquired during the Merger are collectively known as the "Merger Investments."
In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805, Business Combinations, the Merger and Common Control Transfer transactions noted above were executed between entities under common control. The assets and liabilities of each of the entities acquired through these transactions were recorded at their historical carrying amounts, and the results of operations of these entities have been recognized in the accompanying combined consolidated statements of operations for all periods presented. Subsequent to the Merger during 2016, NPRC's combined consolidated balance sheets reflect the historical carryover basis in the assets and liabilities acquired. The Company has also retrospectively adjusted its financial statements to combine the operating results of the Company and the entities acquired from the date common control began.
National Marketplace Finance, LLC (formerly known as Prospect Finance Company, LLC) ("NMF") is a subsidiary of the Company, and currently owns the online originated unsecured consumer loan portfolio and residual interests in securitizations. NMF holds the interests in ACL Loan Holdings, Inc. ("ACLLH") and American Consumer Lending Limited ("ACLL").
ACLLH was formed to hold the indirect interest in ACL Consumer Loan Trust ("ACL Trust"), which was contributed to ACLLH on June 30, 2014 by the Company, its initial sole member. ACL Trust and American Consumer Lending (Prime), LLC, a subsidiary of ACLL, (collectively with ACL Trust, referred to as the "ACL Subsidiaries"), hold unsecured consumer loans purchased from Prosper Funding LLC ("Prosper").
ACL Consumer Loan Trust III ("ACL Trust III"), a subsidiary of ACLLH, formed on June 10, 2014, and American Consumer Lending III (Near-Prime), LLC, a subsidiary of ACLL, (collectively with ACL Trust III, referred to as the "ACL III Subsidiaries"), formed on June 13, 2014, hold unsecured consumer loans purchased from LendingClub Corporation. ACL Consumer Loan Trust IV ("ACL Trust IV"), a subsidiary of ACLLH, formed on March 23, 2015, and American Consumer Lending IV (Near-Prime), LLC, a subsidiary of ACLL, (collectively with ACL Trust IV, referred to as the "ACL IV Subsidiaries"), formed on January 15, 2015, hold unsecured consumer loans originated by and purchased from LendingClub Corporation. ACL Patient Solutions Trust ("ACL PS"), a subsidiary of ACLLH, formed on October 14, 2015, and ACL Patient Solutions Holdings, LLC, a subsidiary of ACLL, formed on October

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
5, 2015, hold unsecured consumer loans from NBT Bank, National Association ("NBT"). From October 20, 2015 to December 31, 2018 ACL PS acquired and held unsecured consumer loans as part of a loan purchase and sale agreement between ACL PS, NBT and Springstone Financial, LLC ("Springstone"), a wholly-owned subsidiary of LendingClub Corporation. ACL Consumer Loan Trust V ("ACL Trust V"), a subsidiary of ACLL, formed on October 16, 2015, holds unsecured consumer loans purchased from Avant II, LLC ("Avant") for the period November 17, 2015 to December 31, 2018. ACL Consumer Loan Trust VI ("ACL Trust VI"), a subsidiary of ACLLH, formed on April 27, 2016, and American Consumer Lending VI, LLC, a subsidiary of ACLL, (collectively with ACL Trust VI, referred to as the "ACL VI Subsidiaries"), formed on November 30, 2015, hold unsecured consumer loans purchased from LendingClub Corporation for the period May 1, 2016 to December 31, 2018. Murray Hill Securitization Holdings Limited ("Murray Hill"), a subsidiary of ACLL, formed on July 24, 2015, holds interest in Murray Hill Marketplace Trust 2016-LC1, a securitization of unsecured consumer loans purchased from LendingClub Corporation for the period October 13, 2016 to December 31, 2018. Murray Hill also holds residual interests in securitizations. LendingClub Corporation and Springstone are hereafter collectively referred to as "LendingClub". American Consumer Lending VII, LLC, a subsidiary of ACLL, formed on October 5, 2017, holds unsecured consumer loans purchased from Prosper and NBT during the period July 28, 2015 to December 31, 2018.
NPH Guarantor, LLC was contributed to NMF on January 13, 2015 by the Company, its initial sole member. NPH Guarantor, LLC is the indemnitor of the ACL III Subsidiaries and ACL PS revolving credit facilities. There was no activity in NPH Guarantor, LLC from inception through December 31, 2018.
National General Lending Limited ("NGL"), a wholly-owned entity of the Company, was formed on May 23, 2019 to own various debt tranches in collateralized loan obligations (“CLOs”). NGL holds the CLOs in NGL Subsidiary Ltd. ("NGL Limited"), a wholly-owned Cayman Islands limited liability company that was formed August 26, 2019. Operations to buy and sell CLOs commenced on October 30, 2019. In connection with NGL's commencement of operations during 2019, PSEC contributed approximately $12,000,000 in cash and transferred approximately $52,139,000 of CLOs.
2.Significant Accounting Policies
a.Principles of Reporting and Use of Estimates
The accompanying combined consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reported periods.
Management makes significant estimates regarding the allocation of a property’s purchase price to the tangible and intangible assets and liabilities acquired, revenue recognition, and determining whether an asset is impaired. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment.
As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates.
b.Basis of Consolidation and Transfers of Financial Assets
The accompanying combined consolidated financial statements include our accounts and those of our subsidiaries, which are wholly-owned or controlled by us. All intercompany balances and transactions have been eliminated. A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity in the combined consolidated balance sheets and the presentation of net income (loss) is modified to present the net income (loss) attributed to controlling and non-controlling interests.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
For a variable interest entity ("VIE"), an entity is subject to consolidation if the equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs that meet certain scope characteristics are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that has both the power to direct the activities of a VIE that most significantly impact the VIEs economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This determination can sometimes involve complex and subjective analysis. We are required on an ongoing basis to assess whether we are the primary beneficiary of a VIE.
We may periodically enter into transactions in which we sell financial assets. Upon a transfer of financial assets, we may retain or acquire senior or subordinated interests in the related assets. In connection with such transactions, a determination must be made as to whether we, as the transferor, have surrendered control over transferred financial assets. That determination must consider our continuing involvement in the transferred financial assets, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. The financial components approach under applicable GAAP limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. It defines the term “participating interest” to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale.
From time to time, we may securitize unsecured consumer loans we hold if such securitization allows us access to better financing terms. Depending upon the structure of the securitization transaction, these transactions will be accounted for as either a "sale" and the loans will be removed from the combined consolidated balance sheets or as a "financing" with the loans and financing reported on our combined consolidated balance sheets. Significant judgment may be exercised by us in determining whether a transaction should be recorded as a "sale" or a "financing."
In determining the accounting treatment to be applied to securitization transactions, we evaluate whether the entity used to facilitate the transactions was a VIE and, if so, whether the VIE should be consolidated. Based on our evaluations, we have concluded that one of our securitizations is a VIE that should be consolidated. The Company has determined that the other securitizations that we participated in should not be consolidated since, among other things, we concluded that the transfer of the underlying assets qualified as a sale.
c.Purchase Accounting and Acquisitions of Real Estate
Prior to the Company's adoption of Accounting Standards Update ("ASU") 2017-01 in January 2018, the Company recorded the acquisition of real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination were measured at their acquisition date fair values. Acquisition costs were expensed as incurred. Upon adoption of ASU 2017-01, the Company records the acquisition of real estate that will be used for the production of income as an asset acquisition, with all assets acquired and liabilities assumed recorded at their acquisition date fair values. Acquisition costs are capitalized and allocated to the acquired tangible assets, consisting of land, building and improvements, furniture, fixtures and equipment. The Company assesses the acquisition date fair values of all tangible assets, and identified lease intangibles, consisting of in-place leases, tenant relationships, deferred leasing costs, and above-market and below-market leases.
Real estate assets, including land, building and improvements, and furniture, fixtures and equipment are stated at historical cost less accumulated depreciation. Costs associated with the development, construction and improvement of the Company’s real estate assets are capitalized as incurred. Costs incurred in making repairs and maintaining real estate assets are expensed as incurred, while major replacements and betterments, which improve or extend the useful life of the asset, are capitalized and depreciated over the estimated useful lives.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The Company records depreciation expense using the straight-line method over the useful lives of the respective assets. The estimated useful lives are as follows:

Category	Term
Building	15 to 54 years
Improvements	2 to 14 years
Furniture, fixtures, and equipment	2 to 14 years
Depreciation expense for the years ended December 31, 2022 and 2021 was $96,897,855 and $91,089,441, respectively, and is included in depreciation and amortization expense in the accompanying combined consolidated statements of operations.
The value of acquired land, buildings and improvements is estimated by formal appraisals, observed comparable sales transactions and information gathered during pre-acquisition due diligence activities. The valuation approach considers the value of the property as if it were vacant. The values of furniture, fixtures and equipment are estimated by calculating their replacement cost and reducing that value by factors based upon estimates of their remaining useful lives.
The value allocated to acquired lease intangibles is based on management’s evaluation of the specific characteristics of each tenant’s lease. Characteristics considered by management in allocating these values include the nature and extent of the existing business relationships with the tenant, growth prospects for developing new business with the tenant, the remaining term of the lease and the tenant’s credit quality, among other factors.
The value of in-place leases and deferred leasing costs are amortized to expense over the remaining term of the respective leases, which range from less than a year to seventeen years. The amount allocated to acquire in-place leases is determined by calculating the estimated time to fill a hypothetically empty property to its stabilization level based on historical observed move-in rates for each property. The intangible assets are calculated by estimating the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. The amount allocated to deferred leasing costs is determined by what the Company would have paid to a third-party to secure a new tenant reduced by the expired term of the respective lease. The value of tenant relationships is amortized over the remaining initial lease term and expected renewals, which is thirty seven years. The amount allocated to tenant relationships is the benefit resulting from the likelihood of a tenant renewing its lease. Acquired intangible assets generally have no residual value. Amortization expense related to these assets was $23,597,558 and $24,927,864 for the years ended December 31, 2022 and 2021, respectively.
d.Impairment of Real Estate
The Company reviews the carrying value of its real estate assets and intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such reviews indicate that the asset may be impaired, given that the carrying amount of an asset exceeds the sum of its expected future cash flows, on an undiscounted basis, the asset’s carrying amount is written down to its fair value. Estimating future cash flows and fair values is highly subjective and such estimates could differ materially from actual results. For the years ended December 31, 2022 and 2021, the Company did not record any impairment charges related to real estate assets.
e.Assets Held for Sale and Discontinued Operations
The Company classifies certain real estate assets as held for sale on the combined consolidated balance sheets once the criteria, as defined by GAAP, have been met. Real estate assets to be disposed of are reported at the lower of their carrying amount or fair value minus cost to sell and are no longer depreciated. The Company reports discontinued operations when the disposal of real estate assets represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. No disposal met the definition of discontinued operations as of December 31, 2022 and 2021.
f.Environmental Matters
Under various federal, state and local environmental laws, statutes, ordinances, rules and regulations, an owner of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, in or under such property as well as certain other potential costs relating to hazardous or toxic substances. These liabilities may include government fines and penalties and damages for injuries to persons

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances. The Company recognizes a liability for environmental matters if it is probable a liability has been incurred and the amount of loss can be reasonably estimated. As of December 31, 2022 and 2021, the Company is not aware of any environmental matters that would have an impact on the combined consolidated financial statements.
g.Fair Value Measurements
In accordance with ASC Topic 820, Fair Value Measurement ("ASC 820"), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, in the principal or most advantageous market considering the highest and best use of an asset or nonperformance risk related to a liability, at the measurement date. The Company uses the most observable inputs that are available to measure fair value. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s views about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
•Level 1 - quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities;
•Level 2 - observable prices that are based on inputs not quoted in active markets, but corroborated by market data; and
•Level 3 - unobservable inputs that are used when little or no market data is available.
The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as considering counterparty credit risk, where applicable, in the Company’s assessment of fair value.
The Company carries its mortgages payable, debt related to consolidated VIE, preferred equity investment, and senior secured term loan at cost, net of unamortized discount, debt issuance costs, and associated amortization, on the accompanying combined consolidated balance sheets.
h.Fair Value of Financial Instruments
Pursuant to ASC Topic 825, Financial Instruments ("ASC 825"), which provides entities with an option to report selected financial assets and liabilities at fair value, the Company has made an election to measure its unsecured consumer loans, residual interest in securitizations, CLOs, corporate bonds, interest rate caps, and reverse repurchase facilities at fair value on the combined consolidated balance sheets. We elected to use the fair value option to align the measurement attributes of both our assets and liabilities while mitigating volatility in earnings from using different measurement attributes. Under this election, (a) unsecured consumer loans charged off, recoveries, and realized gains (losses), and (b) net increase or decrease in unrealized appreciation (depreciation) of the unsecured consumer loans, residual interest in securitizations, CLOs, corporate bonds, interest rate caps, and reverse repurchase facilities are recorded as fair value adjustments on the combined consolidated statements of operations.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
i.Revenue Recognition
Rental revenues from residential, student housing, and self-storage tenants are recognized on a contractual basis, as lease periods for these investments are short‑term in nature. Rental revenues are recorded net of bad debts, which include the change in the reserve for uncollectible receivables. The Company recognizes reimbursement for utilities and other expenses recoveries as other revenue when earned. Rental revenues from industrial and commercial tenants are recognized on a straight-line basis over the term of the lease. The industrial and commercial leases contain rental increases at specified intervals. The Company records as an asset, and includes in rental revenues, deferred rent receivable that will be received if the tenant makes all rent payments required through the expiration of the initial term of the lease. Deferred rent receivable in the accompanying combined consolidated balance sheets includes the cumulative difference between rental revenue recorded on a straight-line basis and rents received from the tenants in accordance with the respective lease terms.
Minimum future rental receipts under the noncancelable portion of commercial and industrial tenant leases, assuming no new or renegotiated leases, for the next five years and thereafter are as follows: $1,249,664 (2023), $1,318,339 (2024), $1,318,339 (2025), $1,318,339 (2026), $1,318,339 (2027), and $6,300,557 (thereafter).
Interest income is recognized on an accrual basis, in accordance with the terms of the loan agreement, to the extent that such amounts are expected to be collected. Generally, our unsecured consumer loans are placed on non-accrual status when the loan is greater than 60 days contractually delinquent or charged off, which may occur if a borrower were to declare bankruptcy prior to a loan being 60 days delinquent, at which point the associated interest receivable balance is reversed against the interest income on the combined consolidated statements of operations. For residual interests in securitizations, interest income is recognized using the effective interest method. Under this method, we recognize as interest income, over the life of the securities, the excess of the cash flows expected to be collected over the securities' carrying value. We update our estimates of expected cash flows quarterly and recognize changes in the calculated effective interest rate on a prospective basis. For certain investments held by the Company, cash not received for interest may be recorded through a payment-in-kind ("PIK"). Interest income recorded as PIK is recognized as income in the period earned.
Gains and losses on the sale of real estate are recognized pursuant to ASC 610, Gains and Losses from the Derecognition of Nonfinancial Assets. Any gain or loss on sale is measured based on the difference between the amount of consideration received and the carrying amount of the sold real estate asset, less costs to sell. For a partial sale of real estate resulting in a transfer of control, the Company measures any non-controlling interest retained at fair value, and recognizes a gain or loss on the difference between the fair value and the carrying amount of the real estate assets retained.
j.Cash and Cash Equivalents
The Company considers all highly-liquid instruments with original maturities of three months or less from the date of purchase to be cash equivalents. Cash and cash equivalents includes funds deposited with financial institutions and short-term, highly-liquid overnight investment in money market funds. As of December 31, 2022 and 2021, $69,524 and $5,057,364 of the cash and cash equivalents, respectively, disclosed on the combined consolidated balance sheets represent investments in money market funds, with the remainder held in deposit accounts, substantially all of which exceeded applicable insurance limits.
k.Restricted Cash
Restricted cash consists of cash escrowed under the operating agreements and mortgage agreements for debt service, real estate taxes, property insurance, and capital improvements and other restricted deposits.
As of December 31, 2022 and 2021, the Company had cash and cash equivalents of $35,212,438 and $45,488,636, respectively; in addition, the Company had restricted cash of $37,869,284 and $39,317,283 as of December 31, 2022 and 2021, respectively. Total cash and cash equivalents, and restricted cash was $73,081,722 and $84,805,919 as of December 31, 2022 and 2021, respectively.
l.Unsecured Consumer Loans
Unsecured consumer loans consist of individual loans purchased from various originators of unsecured consumer loans ("Lending Platforms") under terms of the Company’s agreement with the respective platforms, who are sellers of the unsecured consumer loans that continue to service such loans. Unsecured consumer loans made through the Lending Platforms are issued by WebBank, an FDIC-insured, Utah chartered industrial

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
bank, except for loans issued by NBT. After funding a loan, WebBank sells the loan to the Lending Platform, without recourse, in exchange for the principal amount of the loan. Loans issued by NBT are purchased by the Company as part of a loan purchase and sale agreement between ACL PS, NBT and Springstone. All loans purchased are unsecured obligations of individual borrowers with a fixed interest rate and loan terms set between 12 and 84 months. Unsecured consumer loans are recorded on the date purchased by the Company, which is generally at least fifteen days after origination. Unsecured consumer loans are charged off in the month that the loan becomes greater than 120 days contractually delinquent or in the month that the borrower has entered bankruptcy, at which point the outstanding principal amount is written off against the total balance of the unsecured consumer loans on the combined consolidated balance sheets. This results in a fair value adjustment on the combined consolidated statements of operations. Recoveries on charged off loans and sales of charged off loans to third-parties are recorded as received, net of fees.
m.Due from Lending Platforms
LendingClub and Prosper are online marketplace Lending Platforms from which we purchase unsecured consumer loans. The Due from LendingClub Corporation and Due from Prosper Funding LLC amounts presented on the combined consolidated balance sheets represent cash deposited at LendingClub and Prosper, respectively.
n.Allowance for Doubtful Accounts
The Company monitors its accounts receivable on a tenant-by-tenant basis and if cash collection is deemed not probable, the Company establishes a full reserve for the individual tenant's outstanding balance. For the remaining receivable balance, the Company establishes and maintains a general reserve reflecting the Company's expectation that a portion of the operating receivables will not be collected. As of December 31, 2022 and 2021, allowance for bad debt was $3,129,901 and $4,944,777, respectively, and is included as accounts receivable within the combined consolidated balance sheets.
o.Asset Management and Management Services
Management fee expenses are recognized when incurred in accordance with the terms of each respective management agreement.
p.Debt Issuance Costs and Unamortized Debt Discounts
The Company defers costs incurred in connection with obtaining financing and amortizes the costs using the straight‑line method, which approximates the effective interest rate method, over the terms of the related debt as a component of interest expense. The Company also recognizes a debt discount or premium in connection with mortgages assumed at fair value in accordance with ASC 805. Debt issuance costs and unamortized debt discounts have been presented as a direct deduction to our mortgages payable, mortgages payable related to real estate assets held for sale, debt related to consolidated VIE, and senior secured term loans in the accompanying combined consolidated balance sheets.
At December 31, 2022 and 2021, the Company had net debt issuance costs and debt discounts of $19,258,121 and $23,108,088, respectively. Amortization of debt issuance costs and debt discounts of $7,440,085 and $6,440,459 is included in interest expense in the combined consolidated statements of operations for the years ended December 31, 2022 and 2021, respectively.
q.Non-controlling Interests
Non-controlling interests are comprised of the Company’s joint venture partners’ interests in the joint ventures in real estate properties that the Company consolidates. The Company reports its joint venture partners’ interests in its consolidated real estate joint ventures and other subsidiary interests held by third-parties as non-controlling interests. The Company records these non-controlling interests at their initial fair value, adjusting the basis prospectively for their share of the respective consolidated investments’ net income or loss and equity contributions and distributions. These non-controlling interests are not redeemable by the equity holders and are presented as part of permanent equity. Income and losses are generally allocated pro rata based on the respective ownership percentages until the venture reaches certain performance measures, at which time the other venture party will be entitled to preferred distributions (profit interests).
r.Income Taxes
The Company elected to be taxed as a REIT for U.S. federal income tax purposes, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company believes it operates in such a manner as to qualify for treatment as a REIT for federal income tax purposes. Accordingly, the Company

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
generally will not be subject to federal income tax, provided that distributions to its stockholders equal at least the amount of its taxable income. A REIT is subject to a number of organizational and operational requirements, including, among others, a requirement that it currently distributes at least 90% of its taxable income to stockholders, subject to certain adjustments. If the Company fails to qualify as a REIT in any taxable year without the benefit of certain relief provisions, it will be subject to federal and state income taxes on its taxable income at regular corporate income tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state or local taxes on its income, property or net worth and federal taxes and excise taxes on its undistributed income. In addition, taxable income from non-REIT activities managed through the Company’s taxable REIT subsidiaries ("TRS") will be fully subject to federal, state and local income taxes.
The Company accounts for TRS income taxes under the liability method as required by ASC Topic 740, Income Taxes. Under the liability method, deferred income taxes are recognized for the temporary differences between the GAAP basis and tax basis of the TRS income, assets and liabilities. For the years ended December 31, 2022 and 2021, several of the Company's subsidiaries were considered taxable corporations for U.S. federal and state income tax purposes. The taxable U.S. corporate subsidiaries are subject to corporate level U.S. federal, state and local income tax on their net taxable income.
ASC 740, Income Taxes ("ASC 740") provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the combined consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. As of December 31, 2022 and 2021, we did not have a liability for any unrecognized tax benefits. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an ongoing analysis of tax laws, regulations and interpretations thereof. We file tax returns for U.S. federal, various states and foreign jurisdictions. The statute of limitation is open for all jurisdictions for tax years beginning in 2018.
The Company’s policy is to classify interest and penalties on tax positions, if any, as expenses. For the years ended December 31, 2022 and 2021, no interest and penalties have been accrued.
s.Concentration of Counterparty Risk and Credit Risk
In the normal course of its business, the Company encounters counterparty risk and credit risk. Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash, principal and interest outstanding on unsecured consumer loans, and amounts deposited with each of the Company's Lending Platforms. Counterparty risk represents the risk that we would incur if the counterparties failed to perform pursuant to the terms of their agreements with us.
t.Servicing, Collection and Upfront Fees
The Company incurs a monthly servicing fee for each outstanding unsecured consumer loan, which is payable to the Lending Platforms for managing payments from borrowers and maintaining loan account portfolios. The Company incurs collection fees on amounts recovered from delinquent loans, which is payable to the Lending Platforms. The Company incurs an upfront fee on unsecured consumer loans purchased from Avant. All servicing, collection and upfront fees are expensed as incurred.
u.Collateralized Loan Obligations ("CLOs")
The Company holds investments in CLOs which are subordinated debt interests in syndicated loans managed by third-party collateral managers with industry experience. The outstanding investments range in expected maturity from April 2026 to October 2033 and pays interest based on the three-month LIBOR (“3ML”) plus 5.20% to 9.23%.
Secondary CLOs purchased from a broker are recorded on the trade date and are recorded as the settlement value of cash, plus purchased accrued interest. Purchased accrued interest is treated as a return of capital upon receipt within the first two quarterly payment cycles. The discount to par is amortized over the expected maturity of the CLO debt, which is calculated using estimated cash flows on the date of purchase.
Primary CLOs purchased either from the collateral manager or the broker are recorded on the settled date, to reflect the potential changes, updates or resizing of the position, due to the long-term nature of settlement. The typical settlement time for Depository Trust Company bonds is three days. Amortization of an original issue

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
discount is calculated to expected maturity date, based on projected cash flows at the time of purchase, and recorded over the expected life of the bond.
Gains or losses from the sale or call of CLOs are recorded as a realized gain or loss on the combined consolidated statements of operations and recognized on the date of sale or call. Restructured or permanently impaired CLOs are recorded in the period of measurement and recorded on the combined consolidated statements of operations as a realized gain or loss and amortized to expected maturity based on the available cash flows at the time of measurement. Unrealized gains or losses are recorded on the combined consolidated statements of operations and recognized on each valuation date.
v.Corporate bonds
The Company holds corporate bonds comprised of investment grade and high yield corporate bonds including performing credit strategies focused on income-oriented, senior loan and bond investment strategies targeting U.S. issuers.
Secondary corporate bonds purchased from a broker are recorded on a trade date basis and are recorded as the settlement value of cash, plus purchased accrued interest. Purchased accrued interest is treated as a return of capital upon receipt of coupon. The discount to par is amortized over the stated maturity of the corporate bond and recognized as part of interest income on the combined consolidated statements of operations. The typical settlement time for Depository Trust Company bonds is three days. Gains or losses from the sale or call of Corporate Bonds are recorded as a realized gain or loss on the combined consolidated statements of operations and recognized on the date of sale or call. Unrealized gains or losses are recorded on the combined consolidated statements of operations and recognized on each valuation date.
w.Interest rate caps
In order to manage the risks associated with the variable rate financing of the mortgage, the Company may enter into various interest rate cap agreements. The cap agreements have initial notional values equal to the original loan amount of the related mortgages.
Derivative instruments not meeting the criteria for hedge accounting are recorded at fair value on the balance sheets with any change in fair value reflected in the combined consolidated statement of operations in the period of change. The fair value of the interest rate caps as of December 31, 2022 and 2021 was $25,724,128 and $3,311,090, respectively. For the year ended December 31, 2022 and 2021, there was $14,067,690 and $0, respectively, of gain recorded for the fair value of the interest rate caps.
x.Reclassifications
Certain amounts in the 2021 combined consolidated financial statements have been reclassified to conform to the 2022 presentation.
y.Recent accounting pronouncements
In June 2016, the FASB issued ASU 2016-13, an update to ASC Topic 326, Financial Instruments – Credit Losses. ASU 2016-13 requires measurement and recognition of expected credit losses on financial instruments measured at amortized cost at the end of each reporting period rather than recognizing the credit losses when it is probable that the loss has been incurred in accordance with current GAAP. In November 2018, the FASB issued ASU 2018-19, which clarified that receivables arising from operating leases are not within the scope of ASC Topic 326, and instead, impairment of receivables arising from operating leases should be accounted for under the scope of ASC Topic 842, Leases. In May 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting ASU 2016-13 by allowing entities to elect the fair value option on certain financial instruments. ASU 2016-13 is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2019, with early adoption permitted. The Company adopted the provisions of ASU 2016-13 on January 1, 2022. This adoption did not have a material impact on the combined consolidated financial statements.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
3.Recent Real Estate Transactions
Acquisition of Real Estate Assets Held for Investment
During 2022 and 2021, the Company acquired the following properties:
▪On May 26, 2022, the Company, together with a joint venture partner, acquired Kokomo, a multi-family property located in Kokomo, IN for an aggregate purchase price of $20,500,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $12,753,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $911,917.
▪On May 26, 2022, the Company, together with a joint venture partner, acquired Stillwater, a multi-family property located in Stillwater, OK for an aggregate purchase price of $26,100,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $15,328,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $1,244,358.
▪On May 26, 2022, the Company, together with a joint venture partner, acquired Pueblo, a multi-family property located in Pueblo, CO for an aggregate purchase price of $31,500,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $20,166,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $1,307,918.
▪On May 26, 2022, the Company, together with a joint venture partner, acquired Cheyenne, a multi-family property located in Cheyenne, WY for an aggregate purchase price of $27,500,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $17,656,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $1,158,374.
▪On March 29, 2022, the Company, together with a joint venture partner, acquired Southport Crossing, a multi-family property located in Indianapolis, IN for an aggregate purchase price of $48,100,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $35,600,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $1,141,881.
▪On March 18, 2022, the Company acquired Rutland Place, a multi-family property located in Macon, GA for an aggregate purchase price of $29,750,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $22,500,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $0.
▪On March 18, 2022, the Company acquired Lancaster Place, a multi-family property located in Calera, AL for an aggregate purchase price of $37,550,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $28,350,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $0.
▪On March 18, 2022, the Company acquired Twin Oaks, a multi-family property located in Hattiesburg, MS for an aggregate purchase price of $44,850,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $33,830,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $0.
▪On March 18, 2022, the Company acquired Enclave at Wolfchase, a multi-family property located in Cordova, TN for an aggregate purchase price of $82,100,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $60,000,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $0.
▪On December 30, 2021, the Company, together with a joint venture partner, acquired West Vue, a multi-family property located in Orlando, FL for an aggregate purchase price of $97,500,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $73,000,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $3,255,556.
▪On November 30, 2021, the Company, together with a joint venture partner, acquired Elliot Norcross, a multi-family property located in Norcross, GA for an aggregate purchase price of $128,000,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $98,800,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $3,530,000.
▪On June 28, 2021, the Company, together with a joint venture partner, acquired Crosswinds, a multi-family property located in Pearl, MS for an aggregate purchase price of $41,400,000 exclusive of acquisition and

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
closing costs. For the purchase of this property, the Company obtained bank financing of $33,825,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $2,676,334.
▪On June 28, 2021, the Company, together with a joint venture partner, acquired Reflection Pointe, a multi-family property located in Flowood, MS for an aggregate purchase price of $45,100,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $31,050,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $2,906,888.
▪On June 28, 2021, the Company, together with a joint venture partner, acquired Lakeshore Landing, a multi-family property located in Ridgeland, MS for an aggregate purchase price of $22,600,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $16,950,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $1,618,561.
▪On June 28, 2021, the Company, together with a joint venture partner, acquired Pear Orchard, a multi-family property located in Ridgeland, MS for an aggregate purchase price of $50,900,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $38,175,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $3,298,216.
▪On March 12, 2021, the Company, together with a joint venture partner, acquired The Edge at Clear Lake, a multi-family property located in Webster, TX for an aggregate purchase price of $34,000,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $25,496,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $2,879,205.
▪On February 26, 2021, the Company, together with a joint venture partner, acquired The Willows Apartments, a multi-family property located in Spartanburg, SC for an aggregate purchase price of $23,255,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $19,000,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $255,396.
▪On February 26, 2021, the Company, together with a joint venture partner, acquired The Laurel Apartments, a multi-family property located in Spartanburg, SC for an aggregate purchase price of $57,005,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $42,025,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $784,850.
▪On January 27, 2021, the Company acquired Chimneys of Greenville, a multi-family property located in Taylors, SC for an aggregate purchase price of $18,762,000 exclusive of acquisition and closing costs. For the purchase of this property, the Company obtained bank financing of $14,075,000. On the date of acquisition, the fair value of the non-controlling interest in the joint venture was $0.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The below listed 2022 and 2021 acquisitions have been accounted for as asset acquisitions. The purchase price was allocated to the acquired assets and liabilities based on their estimated fair values at the date of acquisition. The Company allocated the purchase price, plus capitalized acquisition costs, of the properties acquired during 2022 and 2021 as follows:

Property	Land	Building	Improvements	FF&E	Lease Intangibles	Total Purchase Price
2022 Acquisitions:
Enclave at Wolfchase	$4,284,151	$73,000,327	$1,627,778	$520,290	$3,496,227	$82,928,773
Twin Oaks	1,631,277	40,379,141	1,235,591	309,137	1,875,969	45,431,115
Lancaster Place	2,106,551	33,038,965	951,016	249,514	1,625,929	37,971,975
Rutland Place	1,852,142	26,142,545	607,972	234,807	1,343,056	30,180,522
Southport Crossing	2,660,957	42,356,055	617,900	1,008,572	2,070,961	48,714,445
Cheyenne	1,371,052	25,432,206	203,431	316,397	949,190	28,272,276
Pueblo	1,532,088	29,211,806	—	408,557	1,021,392	32,173,843
Stillwater	3,720,206	21,896,069	—	318,876	850,332	26,785,483
Kokomo	389,928	19,671,250	58,809	292,446	779,856	21,192,289
Total 2022:	$19,548,352	$311,128,364	$5,302,497	$3,658,596	$14,012,912	$353,650,721

2021 Acquisitions:
Chimneys of Greenville	$1,936,290	$15,592,225	$340,242	$174,266	$1,036,424	$19,079,447
The Laurel Apartments	2,354,507	49,394,544	1,943,720	909,741	2,726,218	57,328,730
The Willows Apartments	1,032,581	19,942,980	931,347	314,836	1,255,294	23,477,038
The Edge at Clear Lake	2,226,104	29,274,788	691,210	704,424	1,702,613	34,599,139
Pear Orchard	4,640,967	42,831,836	1,584,471	242,271	2,465,642	51,765,187
Lakeshore Landing	2,129,945	18,899,508	699,982	119,997	1,145,969	22,995,401
Reflection Pointe	4,275,522	34,346,013	1,347,499	183,382	1,953,365	42,105,781
Crosswinds	3,767,644	38,279,260	1,255,882	221,035	2,344,981	45,868,802
Elliot Norcross	14,597,360	105,690,697	2,709,752	1,450,392	5,373,821	129,822,022
West Vue	—	81,507,503	1,950,869	1,284,918	14,399,659	99,142,949
Total 2021:	$36,960,920	$435,759,354	$13,454,974	$5,605,262	$34,403,986	$526,184,496
The weighted average amortization period of acquired in-place leases was approximately six months for each of the years ended December 31, 2022 and 2021, respectively.
Summarized information regarding properties sold during the years ended December 31, 2022 and 2021 is set forth in the table below:

Property	Disposition Date	Asset Type	Gross Sale Price	Gain on Sale
2022 Dispositions:
Verandas at Rocky Ridge	2/1/2022	Multi-family	$34,670,000	$20,956,684
Total 2022:			$34,670,000	$20,956,684

2021 Dispositions:
Union Place	1/29/2021	Multi-family	$77,300,000	$18,966,200
Canterbury	10/13/2021	Multi-family	171,800,000	113,313,696
Forest Park	10/19/2021	Multi-family	107,300,000	53,499,660
Gulf Coast	12/1/2021	Multi-family	265,330,000	174,559,244
Total 2021:			$621,730,000	$360,338,800

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
4.Real Estate Assets
The Company’s ownership interests in real estate properties range from 67% to 100% via either direct ownership or ownership of a property owning entity. Through its ownership interests, the Company controls and therefore consolidates the properties and property owning entities. The interest owned by the other joint venture partner is reflected as non-controlling interest in these combined consolidated financial statements.
The Company’s real estate assets consisted of the following as of December 31, 2022 and 2021:

Property	Acquisition Date	Ownership Percentage	Asset Type	Location	Real Estate Assets, Net of Accumulated Depreciation
					2022	2021
Filet of Chicken	10/24/2012	100.0%	Industrial	Forest Park, GA	$4,064,982	$4,225,493
Arlington Park	5/8/2013	93.3%	Multi-Family	Marietta, GA	8,616,016	8,387,519
Verandas at Rocky Ridge	11/15/2013	99.3%	Multi-Family	Vestavia Hills, AL	—	12,790,100
Taco Bell, OK	6/4/2014	100.0%	Commercial	Yukon, OK	1,080,637	1,133,714
Taco Bell, MO	6/4/2014	100.0%	Commercial	Marshall, MO	872,568	916,862
Abbie Lakes	9/30/2014	79.1%	Multi-Family	Canal Winchester, OH	10,070,645	10,318,581
Brooksedge	9/30/2014	79.1%	Multi-Family	Reynoldsburg, OH	9,574,690	9,873,596
Reserve at Abbie Lakes	9/30/2014	79.1%	Multi-Family	Canal Winchester, OH	22,577,192	23,366,142
Lake's Edge	9/30/2014	79.1%	Multi-Family	Pickerington, OH	9,709,282	10,132,352
Sunbury Ridge	9/30/2014	79.1%	Multi-Family	Columbus OH	11,375,360	11,872,598
Stonebridge	9/30/2014	79.1%	Multi-Family	Blacklick, OH	16,284,411	17,017,050
Jefferson Chase	9/30/2014	79.1%	Multi-Family	Blacklick, OH	10,286,606	10,673,209
Lake Ridge	10/29/2014	79.1%	Multi-Family	Hilliard, OH	5,647,294	5,882,478
Orchard Village	11/5/2015	80.0%	Multi-Family	Aurora, IL	28,425,777	29,524,559
Sterling Crimson	9/28/2016	67.0%	Student Housing	Tuscaloosa, AL	42,362,222	43,325,815
Hawks Ridge	9/28/2016	67.0%	Student Housing	Iowa City, IA	26,762,353	26,760,642
Islander Village	9/28/2016	67.0%	Student Housing	Corpus Christi, TX	10,875,899	11,114,729
Campus Quarters	9/28/2016	67.0%	Student Housing	Corpus Christi, TX	14,277,046	14,544,927
District on Luther	9/28/2016	67.0%	Student Housing	College Station, TX	30,507,794	30,722,119
West 22	9/28/2016	67.0%	Student Housing	Kennesaw, GA	45,474,999	46,630,704
Legacy	9/28/2016	67.0%	Student Housing	Statesboro, GA	5,929,116	6,172,263
University Crossing	9/28/2016	67.0%	Student Housing	Manhattan, KS	16,858,191	17,338,300
Seasons	1/30/2017	92.5%	Multi-Family	Laurel, MD	164,652,567	167,281,000
Villages of Baymeadows	10/31/2017	92.5%	Multi-Family	Jacksonville, FL	82,038,859	84,280,919
Casa del Mar	10/31/2017	92.5%	Multi-Family	Jacksonville, FL	13,388,394	13,772,317
Silver Oaks	11/8/2017	92.5%	Multi-Family	Southfield, MI	14,088,499	14,069,596
Sutton Place	11/8/2017	92.5%	Multi-Family	Southfield, MI	43,808,107	45,993,359
Steeplechase	1/9/2018	92.5%	Multi-Family	Largo, MD	40,135,930	41,345,174
Olentangy Commons	6/1/2018	92.5%	Multi-Family	Columbus, OH	103,376,766	105,579,130
Villages of Wildwood	7/20/2018	92.5%	Multi-Family	Fairfield, OH	43,465,102	45,338,690
Falling Creek	8/8/2018	90.0%	Multi-Family	Richmond, VA	21,812,770	22,508,966
Crown Pointe	8/30/2018	80.0%	Multi-Family	Danbury, CT	96,754,311	98,544,334
Lorring Park	10/30/2018	80.0%	Multi-Family	Forestville, MD	56,642,818	57,891,108
Hamptons	1/9/2019	92.5%	Multi-Family	Beachwood, OH	76,343,120	80,273,436
The Isle	6/28/2019	92.5%	Multi-Family	Orlando, FL	24,524,503	24,850,216
Druid Hills	7/30/2019	96.3%	Multi-Family	Atlanta, GA	76,552,758	77,842,281
Parcstone	10/15/2019	88.0%	Multi-Family	Fayetteville, NC	40,094,024	41,169,242
Stone Ridge	10/15/2019	88.0%	Multi-Family	Fayetteville, NC	19,972,653	20,524,688
Sterling Place	10/28/2019	92.5%	Multi-Family	Columbus, OH	40,196,735	39,683,098
Hampton on Jupiter	11/2/2020	80.0%	Multi-Family	Dallas, TX	35,123,195	35,507,104
Palmetto Creek	11/10/2020	90.0%	Multi-Family	North Charleston, SC	31,299,438	31,452,060
Valora at Homewood	11/19/2020	90.0%	Multi-Family	Homewood, AL	73,413,788	75,645,779
The Dylan at Fairburn	12/14/2020	100.0%	Multi-Family	Fairburn, GA	48,589,466	49,618,896
The Dylan at Grayson	12/14/2020	100.0%	Multi-Family	Grayson, GA	44,488,009	45,437,812
Chimneys of Greenville	1/27/2021	100.0%	Multi-Family	Taylors, SC	18,255,507	17,900,909
The Laurel Apartments	2/26/2021	96.3%	Multi-Family	Spartanburg, SC	54,304,114	54,612,779
The Willows Apartments	2/26/2021	96.3%	Multi-Family	Spartanburg, SC	20,894,148	21,629,286
The Edge at Clear Lake	3/12/2021	80.0%	Multi-Family	Webster, TX	32,889,330	33,721,152
Pear Orchard	6/28/2021	80.0%	Multi-Family	Ridgeland, MS	47,662,565	48,779,012

National Property REIT Corp
Notes to Combined Consolidated Financial Statements

Property	Acquisition Date	Ownership Percentage	Asset Type	Location	Real Estate Assets, Net of Accumulated Depreciation
					2022	2021
Lakeshore Landing	6/28/2021	80.0%	Multi-Family	Ridgeland, MS	20,879,577	21,616,956
Reflection Pointe	6/28/2021	80.0%	Multi-Family	Flowood, MS	38,603,634	39,777,295
Crosswinds	6/28/2021	80.0%	Multi-Family	Pearl, MS	41,368,894	42,985,832
Elliot Norcross	11/30/2021	90.0%	Multi-Family	Norcross, GA	125,570,287	124,255,893
West Vue	12/30/2021	90.0%	Multi-Family	Orlando, FL	83,173,770	84,743,290
Enclave at Wolfchase	3/18/2022	100.0%	Multi-Family	Cordova, TN	77,513,083	—
Twin Oaks	3/18/2022	100.0%	Multi-Family	Hattiesburg, MS	42,954,111	—
Lancaster Place	3/18/2022	100.0%	Multi-Family	Calera, AL	35,827,253	—
Rutland Place	3/18/2022	100.0%	Multi-Family	Macon, GA	28,208,461	—
Southport Crossing	3/29/2022	92.5%	Multi-Family	Indianapolis, IN	47,412,735	—
Cheyenne	5/26/2022	90.0%	Senior Living	Cheyenne, WY	26,964,513	—
Pueblo	5/26/2022	90.0%	Senior Living	Pueblo, CO	30,780,715	—
Stillwater	5/26/2022	90.0%	Senior Living	Stillwater, OK	25,693,236	—
Kokomo	5/26/2022	90.0%	Senior Living	Kokomo, IN	20,148,278	—
Total net real estate assets					$2,341,499,103	$2,061,355,361
5.Lease Intangibles
Lease intangibles consist of the following:

	As of December 31, 2022			As of December 31, 2021
	Lease Intangibles	Accumulated Amortization	Lease Intangibles, net	Lease Intangibles	Accumulated Amortization	Lease Intangibles, net
In-place leases	$109,870,457	$(104,818,996)	$5,051,461	$95,857,545	$(86,403,445)	$9,454,100
Above-market leases	10,989,653	(687,180)	10,302,473	9,825,842	—	9,825,842
Below-market leases	—	—	—	—	—	—
Tenant relationships	239,208	(65,433)	173,775	239,208	(58,997)	180,211
Deferred leasing costs	635,325	(372,685)	262,640	635,325	(334,172)	301,153
Total	$121,734,643	$(105,944,294)	$15,790,349	$106,557,920	$(86,796,614)	$19,761,306
Future amortization expense for the Company’s lease intangibles is as follows: $95,686 (2023), $95,686 (2024), $95,686 (2025), $95,686 (2026), $95,686 (2027), and $15,311,919 (thereafter).
6.Real Estate Assets Held for Sale
As of December 31, 2022, no real estate assets met the criteria to be classified as held for sale.
As of December 31, 2021, the real estate assets held by Veranda at Rocky Ridge met the criteria to be classified as held for sale. The Company entered into a purchase and sale agreement with an unrelated third-party on October 1, 2021. The sale closed on February 1, 2022, resulting in the recognition of a gain in the amount of $20,956,684.

Below is a summary of the major classes of real estate assets classified as held for sale:

Real Estate Assets Held for Sale	December 31, 2022	December 31, 2021
Land	$—	$1,485,596
Building and improvements	—	15,438,471
Furniture, fixtures, and equipment	—	2,105,271
Less: accumulated depreciation	—	(6,238,749)
Total net real estate assets held for sale	$—	$12,790,589

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
7.Preferred Equity Investments
On November 14, 2022, the Company, together with a joint venture partner, acquired Terraces at Perkins Rowe, a multi-family property located in Baton Rouge, LA for an aggregate purchase price of $41,400,000. The investment is structured as an investment that incorporates debt-like return metrics. The Company receives 7% cash return each month with additional 7% paid-in-kind (PIK) accrued to the Company’s outstanding capital balance. During the year ended 2022, the Company recognized total interest income of $240,425 from preferred equity investment. The Company's preferred equity investment meets the definition of held-to-maturity debt security, which are reported at amortized cost. The Company determined that as of December 31, 2022, fair value of the preferred equity investment approximated its cost of $13,073,865.
8.Involuntary Conversions
During 2022, the Company wrote off real estate assets from fire damages. As of December 31, 2022, proceeds of $3,117,599 were received. For the year ended December 31, 2022, a gain from involuntary conversion of $1,531,629 was recorded in relation to the assessed outcome of the damages and is included as gain on involuntary conversions on the combined consolidated statements of operations.
During 2021, the Company wrote off real estate assets from fire and storm damages. As of December 31, 2021, proceeds of $4,019,752 were received. For the year ended December 31, 2021, a gain from involuntary conversion of $655,239 was recorded in relation to the assessed outcome of the damages and is included as gain on involuntary conversions on the combined consolidated statements of operations.
9.Unsecured Consumer Loans
The Company purchased $0 and $0 of aggregate principal in unsecured consumer loans from LendingClub and NBT during the years ended December 31, 2022 and 2021, respectively.
During the year ended December 31, 2018, the Company purchased a trust certificate in LendingClub Issuance Trust, Series 2016-NP1 ("LCIT 2016-NP1") with a fair value of $5,665,256 representing a 59.32% interest in LCIT 2016-NP1. We were not involved in the design or creation of the trust and our continuing involvement is typically passive in nature and does not provide us with the power to direct the activities that most significantly impact the economic performance of the securitization trust. As a result, the Company does not consolidate the Club 2017 Securitization trust associated with this securitization.
During the year ended December 31, 2018, the Company purchased a trust certificate in LendingClub Issuance Trust, Series 2016-NP2 ("LCIT 2016-NP2") with a fair value of $10,458,276 representing a 72.60% interest in LCIT 2016-NP2. We were not involved in the design or creation of the trust and our continuing involvement is typically passive in nature and does not provide us with the power to direct the activities that most significantly impact the economic performance of the securitization trust. As a result, the Company does not consolidate the Club 2017 Securitization trust associated with this securitization.
On March 21, 2018, the Company sold 28,474 of unsecured consumer loans (with a cost of $200,001,980 and accrued interest of $2,261,777) previously purchased from LendingClub to Consumer Loan Underlying Bond (CLUB) Depositor, LLC ("Club 2018-NP-1") for proceeds of $166,701,211 net of related transaction expenses, and a trust certificate with a fair value of $32,965,958 representing a 56.36% interest in the Club 2018-NP1. On the date of sale, the Company reversed the unrealized loss of $(334,812) and the accrued interest of $(2,261,777), recording realized losses of $(334,812). The Company acquired an additional residual interest in the securitization for $928,822, increasing the total interest in the Club 2018-NP1 to 57.95%.
The Company’s portfolio of unsecured consumer loans consists of a large number of small balance homogeneous loans. As of December 31, 2022, the portfolio consisted of 216 loans having an average outstanding principal balance of $2,430 and a maximum balance of $50,000 at the time of origination. As of December 31, 2022, the unsecured consumer loans were issued with stated interest rates ranging from 8.0% to 36.0% with a weighted average interest rate of 18.6% based on outstanding principal of the unsecured consumer loans. As of December 31, 2021, the portfolio consisted of 841 loans having an average outstanding principal balance of $3,905 and maximum balance of $50,000 at the time of origination. As of December 31, 2021, the unsecured consumer loans were issued with stated interest rates ranging from 6.0% to 36.0% with a weighted average interest rate of 20.0% based on outstanding principal of the unsecured consumer loans.
The ability of the borrowers of the unsecured consumer loans to repay the Company are affected by their continuing financial stability. The credit risk of the unsecured consumer loans and the residual interest in securitizations is considered to be higher than for secured loans.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The Lending Platforms classify the unsecured consumer loans into separately identified pools by rating ("Rating"), which indicates the expected level of risk associated with the loan. Each Rating corresponds to an estimated average annualized loss rate range as of the time the Rating is given. The estimated annual loss rate for each loan is based primarily on a proprietary custom risk model developed by each of the Lending Platforms using their respective historical data, borrower specific factors and Fair Isaac Corporation score (“FICO score”) obtained from a credit reporting agency. As part of the Rating determination, the Lending Platforms also consider borrower specific factors such as, but not limited to, credit related inquiries in the last six months and debt-to-income ratio.
Ratings are not consistent between Lending Platforms; as such the Company stratifies its unsecured consumer loans into separately identified pools based on the FICO score obtained from a credit reporting agency and as provided by each Lending Platform at origination. The stratified pools are designated "Super Prime," "Prime" or "Near Prime," and defined as follows: Super Prime loans as loans to borrowers with a FICO score of 720 or greater, Prime Loans as loans to borrowers with a FICO score of between 660 and 719 and Near Prime loans as loans to borrowers with a FICO score of between 600 and 659.
The following table summarizes the Company's unsecured consumer loans held as of December 31, 2022:

Category	Outstanding Principal	Fair Value	Interest Rate Range	Weighted Average Interest Rate*
Super Prime	$182,638	$182,194	8.0% - 20.5%	12.2%
Prime	211,193	204,355	12.0% - 25.0%	19.1%
Near Prime	131,088	134,397	19.5% - 36.0%	26.8%
Total Loans	$524,919	$520,946		18.6%
* Based on outstanding principal of the unsecured consumer loans.
The following table summarizes the Company's unsecured consumer loans held as of December 31, 2021:

Category	Outstanding Principal	Fair Value	Interest Rate Range	Weighted Average Interest Rate*
Super Prime	$738,479	$722,898	7.0% - 20.5%	12.3%
Prime	1,317,461	1,242,844	6.0% - 25.0%	18.0%
Near Prime	1,228,172	1,255,377	6.0% - 36.0%	26.7%
Total Loans	$3,284,112	$3,221,119		20.0%
* Based on outstanding principal of the unsecured consumer loans.
The following table summarizes the delinquency status of the unsecured consumer loans:

	December 31, 2022			December 31, 2021
Delinquency Status	Outstanding Principal	Fair Value	% of Total	Outstanding Principal	Fair Value	% of Total
Current	$488,255	$491,804	93.00%	$3,062,038	$3,107,025	93.24%
1 - 30 days	23,907	21,852	4.60%	95,595	75,454	2.91%
31 - 60 days	5,877	4,623	1.10%	51,460	28,052	1.57%
61 - 90 days	6,879	2,667	1.30%	19,046	4,099	0.58%
91 - 120 days	—	—	—%	55,973	6,489	1.70%
Total Loans	$524,918	$520,946	100.00%	$3,284,112	$3,221,119	100.00%
10.Collateralized Loan Obligations
The CLO investments held by NGL are subordinated debt interests in broadly syndicated loans managed by established collateral management teams with many years of experience in the industry.
The credit risk of a CLO is dependent on the underlying assets within the portfolio. For “traditional” CLOs, the collateral pool primarily consists of first lien, senior secured broadly syndicated bank loans (usually at least 90% of the total portfolio), and it may include a predetermined allowable portion of other asset types such as second lien bank loans (which are highly leveraged) and unsecured debt, as well as middle market loans.
Some CLOs consist predominantly of middle market loans as the underlying collateral. The average rating of the underlying collateral is typically single-B, and the leveraged bank loans are typically floating rate, based on LIBOR.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The securities held at NGL are B or BB rated mezzanine debt that pay a quarterly interest coupon, based on the notional balance held and a fixed spread plus LIBOR, which resets after each payment. The principal is returned through the CLO waterfall at the earlier of the call date or expected maturity. As of December 31, 2022, based on outstanding notional balance, 12.6% of the portfolio was invested in single-B rated tranches and 87.4% of the portfolio in BB rated tranches with a fixed spread plus LIBOR at the most recent reset date.
As of December 31, 2022, the outstanding investment of CLOs comprised of 94 investments with a fair value of $424,746,173 and a face value of $448,235,434. The average outstanding note is approximately $4,768,000 with a stated maturity date ranging from April 2026 to October 2033 and a weighted average stated maturity of 6.0 years as of December 31, 2022. Coupons range from three-month LIBOR (“3ML”) plus 5.20% to 9.23% with a weighted average coupon of 3ML + 6.93%.
As of December 31, 2021, the outstanding investment of CLOs comprised of 43 investments with a fair value of $237,125,053 and a face value of approximately $246,306,660. The average outstanding note is approximately $5,728,000 with a stated maturity date ranging from April 2026 to January 2032 and a weighted average stated maturity of 5.0 years as of December 31, 2021. Coupons range from three-month LIBOR (“3ML”) plus 5.45% to 9.45% with a weighted average coupon of 3ML + 7.16%.
The Company purchased $186,569,431 and $44,332,546, respectively, of aggregate principal of CLOs from various third-party brokers during the year ended December 31, 2022 and 2021, respectively, which are held by the Bank of New York Mellon as custodian.
11.Fair Value of Financial Instruments
The fair value of a financial instrument is defined as the price that we would receive upon selling an asset or pay to transfer a liability in an orderly transaction to an independent buyer in the principal or most advantageous market in which that financial instrument is transacted.
In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment.
Most of our financial instruments measured at fair value on a recurring basis were classified as Level 3 as of December 31, 2022 and 2021. During the year ended December 31, 2022, NGL’s CLO portfolio totaling $237,125,053 was transferred from Level 2 to Level 3 at January 1, 2022 due to the volatility of the observable inputs, which were caused primarily by rising interest rates. The net change in unrealized (losses) gains on the investments that use Level 3 inputs was $1,276,630 as of December 31, 2022.
Other than as previously discussed, we did not transfer any assets or liabilities in or out of Level 3 during the year ended December 31, 2021. Transfers between levels, should they occur, will be recognized at the beginning of the quarter during which the asset or liability was transferred.
Unsecured Consumer Loans, Residual Interests in Securitizations, and Repurchase Agreements
The unsecured consumer loans, residual interests in securitizations, repurchase agreements, and collateralized loan obligations do not trade in an active market with readily observable prices. For the unsecured consumer loans and residual interests in securitizations, fair value is estimated by using a discounted cash flow methodology based upon significant unobservable inputs, such as loss adjusted discount rates and projected loss rates. The loss adjusted discount rates are used to discount the estimated future cash flows expected to be received from the underlying unsecured consumer loans, which includes both future principal and interest payments. The projected loss rates are based on the perceived credit risk inherent in each Rating of the unsecured loan portfolio. See Note 9 for details of the unsecured consumer loans.
Repurchase agreements are collateralized with the security portfolio. As the carrying value of the repurchase agreement approximates fair value, there were no unobservable inputs that have been internally developed by the Company as of December 31, 2022.
NGL qualifies as an investment company pursuant to ASC Topic 946, Financial Services-Investment Companies. Accordingly, the underlying CLO investments and repurchase agreements are carried at fair value and were retained in consolidation by the Company.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
In determining the range of values for our investments in CLOs, management utilizes an independent valuation firm that uses a discounted multi-path cash flow model. The valuations were accomplished through the analysis of the CLO deal structures to identify the risk exposures from the modeling point of view as well as to determine an appropriate call date (i.e., expected maturity). These risk factors are sensitized in the multi-path cash flow model using Monte Carlo simulations to generate probability-weighted (i.e., multi-path) cash flows for the underlying assets and liabilities. These cash flows are discounted using appropriate market discount rates, and relevant data in the CLO market and certain benchmark credit indices are considered, to determine the value of each CLO investment. In addition, we generate a single-path cash flow utilizing our best estimate of expected cash receipts, and assess the reasonableness of the implied discount rate that would be effective for the value derived from the corresponding multi-path cash flow model.
The interests we have acquired in CLOs are generally thinly traded or have only a limited trading market. CLOs are typically privately offered and sold, even in the secondary market. As a result, investments in CLOs may be characterized as illiquid securities. In addition to the general risks associated with investing in debt securities, CLO residual interests carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) our investments in CLO tranches will likely be subordinate to other senior classes of note tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the CLO investment or unexpected investment results. Our net asset value may also decline over time if our principal recovery with respect to CLO residual interests is less than the cost of those investments. Our CLO investments and/or the CLOs’ underlying senior secured loans may prepay more quickly than expected, which could have an adverse impact on our value. These investments are classified as Level 3 in the fair value hierarchy.
Corporate Bonds and Interest Rate Caps
Secondary corporate bonds purchased from a broker are recorded on a trade date basis and are recorded as the settlement value of cash, plus purchased accrued interest. Purchased accrued interest is treated as a return of capital upon receipt of coupon. The discount to par is amortized over the stated maturity of the corporate bond and recognized as part of interest income on the combined consolidated statements of operations. The typical settlement time for Depository Trust Company bonds is three days. Gains or losses from the sale or call of Corporate Bonds are recorded as a realized gain or loss on the combined consolidated statements of operations and recognized on the date of sale or call. Unrealized gains or losses are recorded on the combined consolidated statements of operations and recognized on each valuation date.
On a recurring basis, the Company measures its interest rate cap at its estimated fair value. In determining the fair value of the Company's derivative, the Company uses the present value of expected cash flows based on market observable interest rate yield curve commensurate with the term of the instrument. The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and that of the respective counterparty in the fair value measurement. The credit valuation adjustments utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by either the respective counterparty or the Company. However, the Company determined that as of December 31, 2022, the impact of the credit valuation adjustments were not significant to the overall valuation of the derivatives. As a result, the fair value of the derivative is considered to be based primarily on Level 2 inputs.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The following table shows the fair value of our unsecured consumer loans, residual interest in securitizations, CLOs, interest rate caps, corporate bonds, and repurchase agreements, disaggregated into the three levels of the ASC 820 valuation hierarchy as of December 31, 2022.

	Level 1	Level 2	Level 3	Total
Assets
Unsecured consumer loans	$—	$—	$520,946	$520,946
Residual interests in securitizations	—	—	8,540,118	8,540,118
Collateralized loan obligations	—	—	424,746,173	424,746,173
Corporate bonds	—	11,616,950	—	11,616,950
Interest rate cap	—	25,724,128	—	25,724,128
Total investments at fair value	$—	$37,341,078	$433,807,237	$471,148,315
Liabilities
Reverse repurchase facilities	$—	$—	$196,118,000	$196,118,000
Total liabilities at fair value	$—	$—	$196,118,000	$196,118,000
For the year ended December 31, 2022, the Company had charge-offs of $(285,500) and recoveries of $463,304 to Level 3 unsecured consumer loans. Also, the Company borrowed $87,315,000 and repaid $1,247,000 relating to repurchase agreements during 2022.
The following table shows the fair value of our unsecured consumer loans, residual interest in securitizations, CLOs, interest rate caps, corporate bonds, and repurchase agreements, disaggregated into the three levels of the ASC 820 valuation hierarchy as of December 31, 2021.

	Level 1	Level 2	Level 3	Total
Assets
Unsecured consumer loans	$—	$—	3,221,119	$3,221,119
Residual interests in securitizations	—	—	1,348,844	1,348,844
Collateralized loan obligations	—	237,125,053	—	237,125,053
Corporate bonds	—	8,032,000	—	8,032,000
Interest rate cap	—	3,311,090	—	3,311,090
Total investments at fair value	$—	$248,468,143	$4,569,963	$253,038,106
Liabilities
Reverse repurchase facilities	$—	$—	$110,050,000	$110,050,000
Total liabilities at fair value	$—	$—	$110,050,000	$110,050,000
For the year ended December 31, 2021, the Company had charge-offs of $471,989 and recoveries of $1,275,919 to Level 3 unsecured consumer loans. In addition, the Company borrowed $48,969,000 and repaid $18,919,000 relating to repurchase agreements during 2021.
Refer to Note 9 for details of the unsecured consumer loans.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The ranges of unobservable inputs used in the fair value measurement of our Level 3 financial instruments as of December 31, 2022 and 2021 were as follows:

December 31, 2022
Assets/Liabilities	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Unsecured consumer loans	$520,946	Discounted cash flow	Loss-adjusted discounted rate	7.60% - 13.83%	8.40%
			Projected prepay rate	1.24% - 12.09%	7.63%
			Projected loss rate	0.11% - 8.25%	5.13%
			Recovery rate	7.50% - 11.00%	8.26%

Residual interests in securitizations	$8,540,118	Discounted cash flow	Forecasted prepay % of current balance	5.67% - 30.56%	30.14%
			Forecasted default % of current balance	6.08% - 14.54%	14.01%
			Severity	89.00% - 92.50%	92.48%
			Discount rate	10.00% - 15.00%	14.97%
Collateralized loan obligations	$424,746,173	Discounted Cash Flow	Discount Rate	10.60% - 17.00%	12.70%
			Weighted Average Life	2.5 - 5.0	4.3
Reverse repurchase facilities	$196,118,000	Cost, which approximates fair value	—	—	—

December 31, 2021
Assets/Liabilities	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Unsecured consumer loans	$3,221,119	Discounted cash flow	Loss-adjusted discounted rate	4.85% - 8.25%	7.49%
			Projected prepay rate	0.00% - 4.28%	0.05%
			Projected loss rate	0.00% - 1.95%	0.03%
			Recovery rate	7.50% - 11.00%	9.15%

Residual interests in securitizations	$1,348,844	Discounted cash flow	Forecasted prepay % of current balance	6.28% - 13.07%	12.56%
			Forecasted default % of current balance	5.52% - 11.41%	10.97%
			Severity	89.00% - 89.00%	89.00%
			Discount rate	7.00% - 7.00%	7.00%
Reverse repurchase facilities	$110,050,000	Cost, which approximates fair value	—	—	—

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
12.Corporate Bonds
The Company holds corporate bonds comprised of investment grade and high yield corporate bonds including performing credit strategies focused on income-oriented, senior loan and bond investment strategies targeting U.S. issuers.
The outstanding maturity is November 2026 including a bi-annual fixed interest coupon of 7.00%. Relevant details for the corporate bonds as of December 31, 2022 and 2021 are as follows:

December 31, 2022
Purchase Date	Security	Face Value (Par)	Price	Net Purchase Price	Maturity	Coupon
12/7/2021	WRLD	$3,000,000	99.75	$2,992,500	11/1/2026	7.00%
12/16/2021	WRLD	5,000,000	100.00	5,000,000	11/1/2026	7.00%
2/15/2022	WRLD	7,000,000	94.00	6,580,000	11/1/2026	7.00%
3/23/2022	WRLD	2,572,000	87.75	2,256,930	11/1/2026	7.00%
3/30/2022	WRLD	1,250,000	88.25	1,103,125	11/1/2026	7.00%
4/4/2022	WRLD	310,000	88.25	273,575	11/1/2026	7.00%
		$19,132,000		$18,206,130

December 31, 2021
Purchase Date	Security	Face Value (Par)	Price	Net Purchase Price	Maturity	Coupon
12/7/2021	WRLD	$3,000,000	99.75	$2,992,500	11/1/2026	7.00%
12/16/2021	WRLD	5,000,000	100.00	5,000,000	11/1/2026	7.00%
		$8,000,000		$7,992,500
Secondary corporate bonds purchased from a broker are recorded on a trade date basis and are recorded as the settlement value of cash, plus purchased accrued interest. Purchased accrued interest is treated as a return of capital upon receipt of coupon. The discount to par is amortized over the stated maturity of the corporate bond and recognized as part of interest income on the combined consolidated statements of operations. The typical settlement time for Depository Trust Company bonds is three days. Gains or losses from the sale or call of Corporate Bonds are recorded as a realized gain or loss on the combined consolidated statements of operations and recognized on the date of sale or call. Unrealized gains or losses are recorded on the combined consolidated statements of operations and recognized on each valuation date.
13.Reverse Repurchase Facilities
On October 30, 2019, NGL entered into a Master Repurchase Agreement (the “Repo Agreement”) with Nomura Securities International, Inc. (“Nomura”) to provide a borrowing facility ("Repo") from which NGL could pledge securities as collateral and borrow up to $105,000,000 under agreed upon terms. Under the terms of the Repo Agreement, NGL received cash up to 75% of the market value of securities with an interest charge of a minimum of 1.80% plus LIBOR, calculated as T-2 days for the reference rate. For the year ending December 31, 2021, the Company paid $3,335,130 of interest to Nomura. The term of the Repo is two years from commencement date subject to eight rolling three-month periods where upon each reset date, the entire Repo is closed and reopened, and borrowed interest is due to Nomura. Securities in the Repo can be purchased back at any time, subject to maintaining the agreed upon minimum draw on the Repo: 60% drawn during the ramp up period, as defined in the Repo Agreement, ending January 31, 2020, (subsequently extended to March 15, 2020 in the January 15, 2020 amended and restated Repo Agreement), and 90% drawn subsequent to the end of the ramp up period. Should the value of the securities drop to an LTV greater than 77.5%, NGL Limited must contribute cash or securities to Nomura’s collateral account until the combined value is below 70%. There was $0 of additional cash and securities pledged as collateral as of December 31, 2021.
On August 5, 2020, NGL agreed to the amended and restated Repo Agreement lowering the maximum borrowing under the agreement to $80,000,000, lowering the minimum LTV from 60% to 50% and reducing the deleveraging requirement from 77.5% to 60% including a drop in combined LTV from 70% to 50%. On April 27, 2022, NGL agreed to the fourth amended and restated repurchase agreement to increase the facility maximum to $200,000,000. Scheduled maturity of the facility is April 27, 2025, beginning with an accelerated paydown over the final twelve months of the facility starting on April 27, 2024.
Under the terms of the amended and restated Repo Agreement, NGL continues to receive cash up to 60% of the market value of securities with an interest charge of a minimum of 3.00%. The interest rate at December 31, 2022 was 3.00%. For the year ended December 31, 2022, the Company paid $6,002,989 of interest to Nomura. Should the value of the securities drop to an LTV greater than 50%, NGL Limited must contribute cash or securities to Nomura’s

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
collateral account until the combined value is below 60%. There was $0 of additional cash and securities pledged as collateral as of December 31, 2022.
The following table presents a summary of our repurchase agreement borrowings and interest as of December 31, 2022 and 2021:

Master Repurchase Agreement	December 31, 2022	December 31, 2021
Beginning Balance	$110,050,000	$79,803,125
Principal Borrowed	87,315,000	48,969,000
Principal Paid	(1,247,000)	(18,919,000)
Amortization of debt issuance cost	—	196,875
Total Outstanding Principal	196,118,000	110,050,000
Less: unamortized debt issuance cost	—	—
Total Outstanding Principal, net of unamortized debt issuance cost	$196,118,000	$110,050,000
14.Mortgages Payable
The Company has outstanding mortgages payable that bear interest at either a fixed or variable rate. Each mortgage payable is secured by a respective real estate property and certain cash reserve accounts required by the borrowing agreements, which are included as restricted cash on the accompanying combined consolidated balance sheets. The following table presents a summary of our mortgages payable as of December 31, 2022 and 2021:

Mortgage Note	Interest Rate (2)	Maturity Date	Amortizing or Interest Only	Outstanding Principal 12/31/2022	Outstanding Principal 12/31/2021
Verandas at Rocky Ridge (1)	2.71%	2/1/2031	Amortizing	$—	$18,410,000
Abbie Lakes	4.20%	10/1/2024	Amortizing	9,872,848	10,060,723
Brooksedge	4.20%	10/1/2024	Amortizing	10,402,426	10,600,379
Reserve at Abbie Lakes	4.20%	10/1/2024	Amortizing	19,047,787	19,410,258
Lakes Edge	4.20%	10/1/2024	Amortizing	9,532,405	9,713,802
Sunbury Ridge	4.20%	10/1/2024	Amortizing	9,910,675	10,099,270
Stonebridge	4.20%	10/1/2024	Amortizing	14,639,050	14,917,624
Jefferson Chase	4.20%	10/1/2024	Amortizing	11,575,063	11,795,331
Lake Ridge	4.11%	10/1/2024	Amortizing	7,607,986	7,754,390
Orchard Village	4.43%	12/1/2025	Amortizing	25,148,946	25,603,331
Sterling Crimson - Loan 1	4.20%	10/1/2026	Amortizing	40,457,910	41,139,939
Hawk's Ridge	4.20%	10/1/2026	Amortizing	24,348,306	24,758,764
Islander Village	4.20%	10/1/2026	Amortizing	10,592,616	10,771,184
Campus Quarters	4.20%	10/1/2026	Amortizing	13,902,809	14,137,179
District on Luther	4.20%	10/1/2026	Amortizing	31,442,416	31,972,465
West 22 - Loan 1	4.20%	10/1/2026	Amortizing	43,868,144	44,607,662
Legacy	4.77%	1/1/2029	Interest Only	7,480,000	7,480,000
Seasons	4.59%	2/1/2029	Interest Only	153,580,000	153,580,000
Abbie Lakes - Loan 2	5.82%	10/1/2024	Amortizing	2,510,634	2,545,879
Brooksedge - Loan 2	5.82%	10/1/2024	Amortizing	2,402,144	2,435,866
Reserve at Abbie Lakes - Loan 2	5.82%	10/1/2024	Amortizing	2,989,719	3,031,689
Lakes Edge - Loan 2	5.84%	10/1/2024	Amortizing	4,225,101	4,284,179
Sunbury Ridge - Loan 2	5.83%	10/1/2024	Amortizing	3,490,218	3,539,117
Stonebridge - Loan 2	5.84%	10/1/2024	Amortizing	2,734,793	2,773,032
Jefferson Chase - Loan 2	5.82%	10/1/2024	Amortizing	4,762,044	4,828,894
Lake Ridge - Loan 2	5.82%	10/1/2024	Amortizing	1,499,364	1,520,297
Villages of Baymeadows	4.14%	11/1/2027	Interest Only	76,452,417	76,560,000
Casa del Mar	4.14%	11/1/2027	Interest Only	12,222,800	12,240,000
Sutton Place	4.03%	12/1/2029	Interest Only	44,044,000	44,044,000
Silver Oaks	4.03%	12/1/2029	Interest Only	14,185,000	14,185,000
Steeplechase	4.07%	2/1/2028	Interest Only	36,668,000	36,668,000
West 22 - Loan 2	6.00%	10/1/2026	Amortizing	3,714,149	3,770,458
Sterling Crimson - Loan 2	6.04%	10/1/2026	Amortizing	1,762,483	1,789,001
Olentangy Commons	4.43%	6/1/2030	Interest Only	92,876,000	92,876,000

National Property REIT Corp
Notes to Combined Consolidated Financial Statements

Mortgage Note	Interest Rate (2)	Maturity Date	Amortizing or Interest Only	Outstanding Principal 12/31/2022	Outstanding Principal 12/31/2021
Villages of Wildwood	4.46%	8/1/2030	Interest Only	39,525,000	39,525,000
Falling Creek	4.52%	9/1/2030	Interest Only	19,335,000	19,335,000
Reserve at Abbie Lakes - Loan 3	5.88%	10/1/2024	Amortizing	5,415,477	5,496,945
Sunbury Ridge - Loan 3	5.94%	10/1/2024	Amortizing	1,180,296	1,197,850
Abbie Lakes - Loan 3	5.94%	10/1/2024	Amortizing	1,116,931	1,133,543
Brooksedge - Loan 3	5.90%	10/1/2024	Amortizing	2,306,590	2,341,157
Jefferson Chase - Loan 3	5.90%	10/1/2024	Amortizing	2,174,244	2,206,828
Lake Ridge - Loan 3	5.91%	10/1/2024	Amortizing	2,174,490	2,207,016
Crown Pointe	4.44%	9/1/2030	Interest Only	89,400,000	89,400,000
Lorring Park	4.83%	11/1/2030	Interest Only	47,680,000	47,680,000
Hamptons Apartments	4.61%	2/1/2031	Interest Only	79,520,000	79,520,000
The Isle	3.79%	7/1/2031	Interest Only	21,200,000	21,200,000
Druid Hills	4.26%	8/1/2046	Interest Only	79,104,000	79,104,000
Abbie Lakes - Loan 4	4.71%	10/1/2024	Amortizing	1,446,688	1,471,786
Reserve at Abbie Lakes - Loan 4	4.65%	10/1/2024	Amortizing	1,373,647	1,397,741
Lakes Edge - Loan 3	4.45%	10/1/2024	Amortizing	2,647,053	2,695,209
Sunbury Ridge - Loan 4	4.67%	10/1/2024	Amortizing	2,054,221	2,090,121
Stonebridge - Loan 3	4.48%	10/1/2024	Amortizing	6,396,752	6,512,491
Parcstone	3.14%	11/1/2029	Interest Only	30,127,000	30,127,000
Stone Ridge	3.14%	11/1/2029	Interest Only	14,662,000	14,662,000
Sterling Place	3.95%	11/1/2031	Interest Only	34,196,000	34,196,000
West 22	4.06%	10/1/2026	Amortizing	2,493,507	2,540,709
University Crossing - Loan 2	5.04%	7/1/2030	Interest Only	14,679,000	14,679,000
Arlington Park	5.00%	11/1/2030	Interest Only	13,494,000	13,494,000
Hampton on Jupiter	2.90%	11/1/2032	Interest Only	27,590,000	27,590,000
Palmetto Creek	3.32%	9/1/2030	Interest Only	25,865,000	25,865,000
Valora at Homewood	2.80%	8/1/2030	Interest Only	63,844,000	63,844,000
The Dylan at Fairburn	3.10%	10/1/2026	Interest Only	43,900,000	43,900,000
The Dylan at Grayson	3.10%	10/1/2026	Interest Only	40,500,000	40,500,000
Sutton Place - Loan 2	4.36%	12/1/2029	Amortizing	10,414,291	10,592,577
Silver Oaks - Loan 2	4.36%	12/1/2029	Amortizing	4,688,853	4,769,123
Chimneys of Greenville	3.10%	2/1/2031	Interest Only	14,075,000	14,075,000
The Laurel Apartments	3.06%	3/1/2031	Interest Only	42,025,000	42,025,000
The Willows Apartments	3.06%	3/1/2031	Interest Only	19,000,000	19,000,000
The Edge at Clear Lake	3.87%	4/1/2033	Interest Only	25,496,000	25,496,000
Pear Orchard	3.20%	7/1/2033	Interest Only	38,175,000	38,175,000
Lakeshore Landing	3.20%	7/1/2033	Interest Only	16,950,000	16,950,000
Reflection Pointe	3.20%	7/1/2033	Interest Only	31,050,000	31,050,000
Crosswinds	3.20%	7/1/2033	Interest Only	33,825,000	33,825,000
Parcstone	4.60%	11/1/2029	Interest Only	12,666,000	12,666,000
Stone Ridge	4.60%	11/1/2029	Interest Only	6,883,000	6,883,000
Falling Creek	4.18%	9/1/2030	Interest Only	6,039,000	6,039,000
Elliot Norcross	5.60%	12/1/2024	Interest Only	101,123,607	98,800,000
West Vue	3.40%	1/1/2025	Interest Only	73,000,000	73,000,000
Enclave at Wolfchase	3.67%	4/1/2027	Interest Only	60,000,000	—
Twin Oaks	4.15%	4/1/2027	Interest Only	33,960,361	—
Lancaster Place	4.15%	4/1/2027	Interest Only	28,535,911	—
Rutland Place	4.15%	4/1/2027	Interest Only	22,710,174	—
Southport Crossing	3.46%	4/1/2032	Interest Only	36,075,000	—
Cheyenne	4.71%	6/1/2032	Interest Only	17,656,000	—
Pueblo	4.71%	6/1/2032	Interest Only	20,166,000	—
Stillwater	4.71%	6/1/2032	Interest Only	15,328,000	—
Kokomo	4.71%	6/1/2032	Interest Only	12,753,000	—
Villages of Wildwood - Loan 2	6.80%	8/1/2030	Interest Only	18,868,000	—
Villages of Baymeadows - Loan 2	7.19%	11/1/2027	Interest Only	14,196,784	—
Casa del Mar - Loan 2	7.19%	11/1/2027	Interest Only	3,541,202	—

National Property REIT Corp
Notes to Combined Consolidated Financial Statements

Mortgage Note	Interest Rate (2)	Maturity Date	Amortizing or Interest Only	Outstanding Principal 12/31/2022	Outstanding Principal 12/31/2021
Pear Orchard - Loan 2	4.50%	7/1/2033	Interest Only	4,800,000	—
Lakeshore Landing - Loan 2	4.50%	7/1/2033	Interest Only	1,005,000	—
Reflection Pointe - Loan 2	4.50%	7/1/2033	Interest Only	2,153,000	—
Crosswinds - Loan 2	4.50%	7/1/2033	Interest Only	4,776,000	—
Total outstanding principal				2,197,284,332	1,923,161,809
Less: unamortized discount and debt issuance costs				(15,151,751)	(14,895,356)
Total mortgages payable, net of unamortized discount and debt issuance costs				$2,182,132,581	$1,908,266,453
(1) Verandas at Rocky Ridge was disposed of on February 1, 2022 (Note 3). The mortgage payable was extinguished at date of sale.
(2) Floating interest rates are indexed to the one month USD LIBOR or SOFR. Rates noted are as of December 31, 2022.

On February 1, 2022, in connection with the sale of Verandas at Rocky Ridge, as described in Note 3, Recent Real Estate Transactions, the Company utilized sale proceeds to repay the associated outstanding mortgage balance in the amount of $18,410,000. As a result, the Company recognized a loss on early extinguishment of debt of $503,896, which is included within interest expense on the combined consolidated statements of operations.
On December 1, 2021, in connection with the sale of Gulf Coast Portfolio, as described in Note 3, Recent Real Estate Transactions, the Company utilized sale proceeds to repay the associated outstanding mortgage balance in the amount of $90,718,320. As a result, the Company recognized a loss on early extinguishment of debt of $5,583,748, which is included within interest expense on the combined consolidated statements of operations.
On October 19, 2021, in connection with the sale of Forest Park Portfolio, as described in Note 3, Recent Real Estate Transactions, the Company utilized sale proceeds to repay the associated outstanding mortgage balance in the amount of $43,517,256. As a result, the Company recognized a loss on early extinguishment of debt of $368,465, which is included within interest expense on the combined consolidated statements of operations.
On October 13, 2021, in connection with the sale of Canterbury Green, as described in Note 3, Recent Real Estate Transactions, the Company utilized sale proceeds to repay the associated outstanding mortgage balance in the amount of $83,568,133. As a result, the Company recognized a loss on early extinguishment of debt of $9,560,112, which is included within interest expense on the combined consolidated statements of operations.
On January 29, 2021, in connection with the sale of Union Place, as described in Note 3, Recent Real Estate Transactions, the Company utilized sale proceeds to repay the associated outstanding mortgage balance in the amount of $51,800,000. As a result, the Company recognized a loss on early extinguishment of debt of $185,139, which is included within interest expense on the combined consolidated statements of operations.
Future scheduled principal payments of mortgage payable are as follows: $102,602,746 (2023), $209,243,169 (2024), $169,687,696 (2025), $99,500,222 (2026), $168,815,348 (2027), and $1,447,435,151 (thereafter).
15.Ground Leases
The Company entered into ground lease agreements through acquisition of Druid Hills and West Vue. If the Company has right to extend the term of a ground lease, such option period has been included within the calculation of the right of use assets and lease liabilities. The Company incurred initial costs of $15,689,752 to acquire the leases, which is included in the intangibles and amortized over the life of the lease. As of December 31, 2022 and 2021, the right-of-use asset were $24,311,989 and $31,917,176, respectively. As of December 31, 2022 and 2021, the lease liability was $26,926,303 and $26,445,556, respectively. During the years ended December 31, 2022 and 2021, the lease expense recognized on a straight-line basis was $4,263,995 and $234,999, respectively, and is included in property operating expenses on the accompanying combined consolidated statements of operations.
The Company utilized the risk-free rate over the term of each lease as the discount rate to be applied to its future lease payments when accounting for its right of use assets and lease liabilities, which ranged between 4.26% and 7.11%.
The table below presents the summarized quantitative information with regard to lease contracts the Company has entered into as of December 31, 2022:

Category	Term
Weighted avg. of remaining term - operating leases (months)	956
Weighted avg. of remaining term - operating leases (years)	80
Weighted avg. of annual discount rate - operating leases	6.04%

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The future minimum lease payments to be paid under noncancelable leases in effect as of December 31, 2022 are as follows:

Year	Payment
2023	$1,405,577
2024	1,432,408
2025	1,459,777
2026	1,487,692
2027	1,516,166
Thereafter	374,228,549
Total balance due	381,530,169
Less: lease discount	(354,603,866)
Lease liabilities	$26,926,303
Total cash paid for amounts included in lease liabilities for the years ended December 31, 2022 and 2021 are $1,381,446 and $64,000, respectively.
In addition, as of December 31, 2022 and 2021, the Company also has an equipment lease liability of $573,807 and $610,133, respectively.
16.Income Taxes
Income taxes consisted of the following for the years ended:

	December 31, 2022	December 31, 2021
Current federal tax expense	$—	$—
Current state tax expense	(11,380)	(7,219)
Net deferred federal tax expense	—	—
Net deferred state tax expense	—	—
Income tax expense	$(11,380)	$(7,219)
17.Equity
As of December 31, 2022 and 2021, the Company authorized 100,000,000 common shares, par value $0.001. NPH is the Company’s sole common stockholder. As of December 31, 2022 and 2021, the Company paid an aggregate of $876,160,619 and $872,160,619 of dividends on common shares, respectively.
As of December 31, 2022 and 2021, the Company had 125 shares outstanding in connection with a private placement of 12.5% Series A Cumulative Non-Voting Preferred Stock, par value $0.001 per share (Series A Preferred Stock), respectively. In general, holders of Series A Preferred Stock are entitled to receive cumulative dividends semiannually at a per annum rate equal to 12.5% of the total purchase price of $1,000 per share plus accumulated and unpaid dividends. The Series A Preferred Stock is redeemable by the Company for $1,000 per share plus accumulated and unpaid dividends. Upon liquidation and dissolution of the Company, the holders of the Series A Preferred Stock are entitled to a liquidation preference in the amount of the share’s purchase price, plus all accumulated and unpaid dividends. Series A Preferred Stock are not convertible or exchangeable for any other property or securities of the Company. As of December 31, 2022 and 2021, the Company paid an aggregate of $266,749 and $251,124 of dividends on Series A preferred shares, respectively.
18.Related Party Transactions
On December 31, 2013, the Company entered into a management assistance agreement with Prospect Administration LLC ("Prospect") to provide significant managerial assistance to the Company on behalf of PSEC.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
In accordance with the Investment Company Act of 1940, PSEC must make available "significant managerial assistance" to the Company. Prospect provides assistance with significant guidance and counsel concerning the management, operations, and business objectives and policies to the Company. Services may include arranging financing, managing relationships with financing sources, restructuring existing debt and evaluating acquisition and divestiture opportunities. Prospect also exercises a controlling influence over the policies of the Company. On a quarterly basis, the Company pays a managerial assistance fee to Prospect for time and effort in assisting and providing commercial and mezzanine lending, investment banking, and private equity investing services. The Company incurred managerial assistance fees of $2,100,000 for each of the years ended December 31, 2022 and 2021, which are included in management fees in the accompanying combined consolidated statements of operations.
On a quarterly basis, the Company pays Prospect for professional services provided related to legal counsel, taxation, and general accounting. For the years ended December 31, 2022 and 2021, the Company incurred professional service fees of $1,773,219 and $1,988,417, respectively, which are included in general and administrative expenses in the accompanying combined consolidated statements of operations. As of December 31, 2022 and 2021, $651,770 and $1,056,934, respectively, is due to Prospect and is recorded by the Company as due to affiliates on the combined consolidated balance sheets.
As of December 31, 2022, $78,112, $8,738 and $3,323 is due to Prospect, Prospect Capital Management ("PCM") and PSEC, respectively, for reimbursement of expenses paid on behalf of the Company and is recorded by the Company as due to affiliates on the combined consolidated balance sheets.
As of December 31, 2021, $0, $17,446 and $748 is due to Prospect, PCM and PSEC, respectively, for reimbursement of expenses paid on behalf of the Company and is recorded by the Company as due to affiliates on the combined consolidated balance sheets.
The Company generally incurs a 2% to 3% structuring fee for the PSEC equity portion of each acquired property. The structuring fee is paid to PSEC for structuring and providing guidance for each purchase transaction. For the years ended December 31, 2022 and 2021, the Company incurred structuring fees of $2,685,990 and $3,005,230, respectively.
The Company also entered into property management agreements with the non-controlling interest joint venture partners to manage the operations of the properties. The Company pays a monthly management fee of 2% - 5% of the gross monthly rents to the property managers. For the years ended December 31, 2022 and 2021, property management fees were $8,604,274 and $7,818,818, respectively, and are included in management fees in the combined consolidated statements of operations.
The Company also pays a monthly asset management fee up to 2.00% of the gross monthly rents to the property managers. For the years ended December 31, 2022 and 2021, asset management fees were $2,676,322 and $2,255,770, respectively. These amounts are included in the management fee line item in the accompanying combined consolidated statements of operations.
As of December 31, 2022 and 2021, $5,510,912 and $3,931,933 of management fees and asset management fees, respectively, were payable to property managers, and is included in due to affiliates in the accompanying combined consolidated balance sheets.
The property management agreements also stipulate that a construction management fee up to 5% of project cost is to be paid to the property managers. For the years ended December 31, 2022 and 2021, capitalized construction management fees were $4,951,656 and $3,475,815, respectively, and are included within building and improvements in the accompanying combined consolidated balance sheets.
The Company generally incurs an acquisition fee from 0.5% to 1% of the purchase price of each acquired property. The acquisition fee is paid to the Property Managers for services rendered in connection with the investigation, selection, sourcing, due diligence and acquisition of a property or investment. For the years ended December 31, 2022 and 2021, the Company incurred acquisition fees of $2,013,700 and $255,000, respectively. The amounts related to the years ended December 31, 2022 and 2021 have been capitalized and included in real estate assets in the accompanying combined consolidated balance sheets.
In connection with the acquisitions of several properties during the year ended December 31, 2022, the Company has retained a portion of the non-controlling joint venture partners’ acquisition fees as deferred acquisition fees. These deferred acquisition fees are earned by and payable to the non-controlling joint venture partner upon reaching certain performance measures. During the years ended 2022 and 2021, $0 and $631,360, respectively, were paid to the non-controlling joint venture partners, respectively. As of December 31, 2022 and 2021, $2,068,799 and $1,540,799, respectively, of deferred acquisition fees were retained by the Company and included within due to affiliates on the combined consolidated balance sheets. As of December 31, 2022, $540,365 and $0, respectively, of deferred

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
acquisition fees retained by the Company are included within restricted cash on the combined consolidated balance sheets.
The Company noted that certain expenses are paid for by the property managers and have yet to be reimbursed. As of December 31, 2022 and 2021, unreimbursed advances and other amounts due to related parties were $2,848,376 and $2,355,220, respectively, and are recorded by the Company as due to affiliates on the combined consolidated balance sheets.
19.Senior Secured Term Loans - Related Party
NPRC Credit Agreement
On April 1, 2014, the Company entered into a credit agreement (the "Credit Agreement") with PSEC in the form of a senior secured term loan. As of December 31, 2022 and 2021, the total commitment was $2,700,000,000 and $2,500,000,000, respectively. The maturity date of the senior secured term loans under the amended Credit Agreement is December 31, 2023.
On November 9, 2022, the Company amended the Credit Agreement. The amendment resulted in a new tranche of senior secured term loan E ("TLE"). Under the amended and restated Credit Agreement, the new TLE incurs cash interest equivalent to three-month USD LIBOR rate with a floor of 5.00%, plus 2.00%, and PIK interest of 7.00%.
The Credit Agreement does not require payments on the outstanding principal until maturity, with prepayments allowed but may be subject to a prepayment penalty. During the year ended December 31, 2022, the Company has voluntarily pre-paid in aggregate $94,351,510 of the Term Loan A and B and incurred a prepayment penalty of $98,515. During the year ended December 31, 2021, the Company had voluntarily pre-paid in aggregate $315,481,965 of the Term Loan A and B and incurred a prepayment penalty of $2,945,820.
The Company is required to make payments for Residual Profit Interest equivalent to 8.33% of the residual profit earned during the applicable period. The Company determines the residual profit as all gross receipts from operations received by the Company less the sum of operating expenses, interest expense, structuring fees, M&A fees, and cost basis in connection to the sale of any real estate property during the applicable period.
Cash interest and Residual Profit Interest are payable in cash quarterly. PIK interest due quarterly is added to the outstanding principal balance of the loan or paid in cash, in whole or in part, at the option of the Company.
The Company generally incurs structuring fees from restructuring or refinancing the Credit Agreement, which are deferred and amortized over the life of the senior secured term loan. The structuring fees are capitalized as a direct offset to the Term Loan balance on the combined consolidated balance sheets. For the years ended December 31, 2022 and 2021, the Company incurred $0 and $0 of structuring fees for borrowings under the senior secured term loans, respectively. For the years ended December 31, 2022 and 2021, $4,106,358 and $4,106,358 were amortized and recorded within interest expense on the combined consolidated statements of operations, respectively.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
The following tables present a summary of our senior secured term loan terms and payable as of December 31, 2022 and 2021:

	As of December 31, 2022
Senior Secured Term Loan	Cash Rate	PIK Rate	Outstanding Principal
Term Loan A	3-Mo LIBOR(1) + 1.44%	3.53%	$458,747,266
Term Loan B	3-Mo LIBOR(1) + 2.00%	5.50%	23,080,000
Term Loan C	3-Mo LIBOR(2) + 10.00%	2.25%	200,600,000
Term Loan D	3-Mo LIBOR(1) + 0.50%	2.50%	183,425,355
Term Loan E	3-Mo LIBOR(3) + 2.0%	7.00%	13,151,592
Total outstanding principal			879,004,213
Less: unamortized debt issuance costs			(4,106,358)
Total senior secured term loans, net of debt issuance costs			$874,897,855
(1) Rates are accrued at minimum LIBOR floor of 300 basis points
(2) Rates are accrued at minimum LIBOR floor of 100 basis points
(3) Rates are accrued at minimum LIBOR floor of 500 basis points

	As of December 31, 2021
Senior Secured Term Loan	Cash Rate	PIK Rate	Outstanding Principal
Term Loan A	3-Mo LIBOR(1) + 1.44%	3.53%	$287,150,130
Term Loan B	3-Mo LIBOR(1) + 2.00%	5.50%	6,600,000
Term Loan C	3-Mo LIBOR(2) + 10.00%	2.25%	108,600,000
Term Loan D	3-Mo LIBOR(1) + 0.50%	2.50%	183,425,355
Total outstanding principal			585,775,485
Less: unamortized debt issuance costs			(8,212,716)
Total senior secured term loans, net of debt issuance costs			$577,562,769
(1) Rates are accrued at minimum LIBOR floor of 300 basis points
(2) Rates are accrued at minimum LIBOR floor of 100 basis points
For the year ended December 31, 2022, the Company incurred $49,159,031, $25,055,620, and $81,118,070 of cash interest, PIK interest, and Residual Profit Interest, respectively. For the year ended December 31, 2022, a total of $25,050,506 of PIK interest was paid in cash on the senior secured term loans. As of December 31, 2022, $0 of cash interest and $5,115 of PIK interest is recorded by the Company as due to affiliates on the combined consolidated balance sheets.
For the year ended December 31, 2021, the Company incurred $36,687,547, $22,573,362, and $38,849,306 of cash interest, PIK interest, and Residual Profit Interest, respectively. For the year ended December 31, 2021, a total of $22,565,566 of PIK interest was paid in cash on the senior secured term loans. As of December 31, 2021, $34,100 of cash interest and $7,796 of PIK interest is recorded by the Company as due to affiliates on the combined consolidated balance sheets.

National Property REIT Corp
Notes to Combined Consolidated Financial Statements
20.Commitments and Contingencies
The Company believes that it has complied with the requirements of the mortgage payable by obtaining the requisite third-party insurance coverage for losses that may be incurred at the properties. Losses for amounts below the threshold of the deductible amounts specified in certain of the Company’s insurance policies are self‑insured; however, management does not believe that this exposure will have a material adverse effect on the Company’s combined consolidated financial position or results of operations.
Periodically, the Company may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of business. The Company does not believe that there are any proceedings threatened or pending, if determined adversely, that would have a material adverse effect on the financial position, results of operations, or liquidity of the Company.
During the year ended December 31, 2021, the Company entered into confidential agreements related to certain investments. The Company recognized a gain of $15,151,362 in connection with those agreements. No lawsuit was filed in connection with those agreements, and all parties thereto denied wrongdoing.
The Company may at times issue certain loan guarantees to obtain financing related to the Company’s investments. These guarantees may include but are not limited to repayment guarantees, completion guarantees, and debt ratio guarantees to certain lenders of the Company’s investments in real estate assets. Under certain guarantees, the Company may be liable in the event of fraud, misappropriation, environmental liabilities and other recourse obligations. As of December 31, 2022, the Company has not violated any of these guaranty provisions.
21.Subsequent Events
On March 14, 2023, Hampton on Jupiter entered into a supplemental mortgage agreement for $11,253,000. The supplemental mortgage is secured by the real estate property and certain cash reserve accounts required by the borrowing agreements. The supplemental mortgage accrues interest at 6.84% and matures on December 1, 2032.
On June 27, 2023, the Gramercy purchased a rate cap agreement for $822,000. The agreement covers the notional amount of $14,679,000. The strike rate of the cap agreement is 2.00% and matures on July 1, 2025.
On July 21, 2023, Palmetto Creek purchased a rate cap agreement for $1,330,000. The agreement covers the notional amount of $25,856,000. The strike rate of the cap agreement is 2.00% and matures on August 1, 2025.
The Company has evaluated subsequent events through August 10, 2023, the date of which these combined consolidated financial statements were available to be issued, and has determined that, except for the above, there have not been any additional events that have occurred that would require adjustments to, or disclosures in, the combined consolidated financial statements.